                           EXHIBIT 4.1

        INDENTURE BETWEEN SOVEREIGN CREDIT FINANCE I, INC.

                               AND

                STERLING TRUST COMPANY, AS TRUSTEE

                           SOVEREIGN CREDIT FINANCE I, INC.



                                         AND



                               STERLING TRUST COMPANY,
                                       TRUSTEE






                                        NOTES
                                 DUE OCTOBER 15, 2000







                                 ____________________

                                      INDENTURE

                                 ____________________




                             DATED AS OF _________, 1996

                                CROSS-REFERENCE TABLE


    TRUST INDENTURE
      ACT Section                      INDENTURE SECTION
    ---------------                    -----------------
    310  (a)(1)                                  7.10
         (a)(2)                                  7.10
         (a)(3)                                  N/A
         (a)(4)                                  N/A
         (a)(5)                                  7.10
         (b)                                     7.8; 7.10; 11.2
         (c)                                     N/A
    311  (a)                                     7.11
         (b)                                     7.11
         (c)                                     N/A
    312  (a)                                     2.6
         (b)                                     11.3
         (c)                                     11.3
    313  (a)                                     7.6
         (b)                                     7.6
         (c)                                     11.2
         (d)                                     7.6
    314  (a)                                     5.7; 11.2
         (b)                                     N/A
         (c)(1)                                  11.4
         (c)(2)                                  11.4
         (c)(3)                                  N/A
         (d)                                     N/A
         (e)                                     11.4
         (f)                                     N/A
    315  (a)                                     7.1(b)
         (b)                                     7.5; 11.2
         (c)                                     7.1(a)
         (d)                                     7.1(c)
         (e)                                     6.11
    316  (a)(1)(A)                               6.5
         (a)(1)(B)                               6.4
         (a)(2)                                  N/A
         (a)(last sentence)                      1.1(Defn. of
                                                 "Outstanding
                                                  Notes")
         (b)                                     6.7
         (c)                                     N/A
    317  (a)(1)                                  6.8
         (a)(2)                                  6.9
         (b)                                     5.2
    318  (a)                                     11.1

------------------------

"N/A" means Not Applicable

                                  TABLE OF CONTENTS


                                                                                  PAGE
HEADING                                                                          NUMBER
-------                                                                          ------

RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE ONE - DEFINITIONS AND INCORPORATION BY REFERENCE

    Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    Section 1.2    Incorporation by Reference of Trust
                   Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Section 1.3    Rules of Construction . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE TWO - THE SECURITIES

    Section 2.1    Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.2    Form of Note. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 2.3    Denominations . . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 2.4    Execution and Authentication. . . . . . . . . . . . . . . . . . 17
    Section 2.5    Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . 17
    Section 2.6    Holder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . 18
    Section 2.7    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . 18
    Section 2.8    Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . 18
    Section 2.9    Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 2.10   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 2.11   Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . 19
    Section 2.12   Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE THREE - REDEMPTION

    Section 3.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    Section 3.2    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . 20
    Section 3.3    Effect of Notice of Redemption. . . . . . . . . . . . . . . . . 21
    Section 3.4    Deposit of Redemption Amount. . . . . . . . . . . . . . . . . . 21

ARTICLE FOUR - ACCOUNTS, DISBURSEMENTS AND RELEASES

    Section 4.1    Trust Account; Operating Account. . . . . . . . . . . . . . . . 21
    Section 4.2    General Provisions Regarding Trust
                   Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 4.3    Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . 25

                                     ii

                                                                                  PAGE
HEADING                                                                          NUMBER
-------                                                                          ------

ARTICLE FIVE - COVENANTS

    Section 5.1    Payment of Principal and Interest . . . . . . . . . . . . . . . 26
    Section 5.2    Money for Note Payments to be Held
                   in Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Section 5.3    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . 28
    Section 5.4    Maintenance of Properties . . . . . . . . . . . . . . . . . . . 28
    Section 5.5    Limitation on Investment Activities . . . . . . . . . . . . . . 29
    Section 5.6    Compliance Certificates . . . . . . . . . . . . . . . . . . . . 29
    Section 5.7    Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Section 5.8    Performance of Obligations; Servicing
                   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    Section 5.9    Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE SIX - DEFAULTS AND REMEDIES

    Section 6.1    Events of Default . . . . . . . . . . . . . . . . . . . . . . . 32
    Section 6.2    Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . 34
    Section 6.3    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    Section 6.4    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . 34
    Section 6.5    Control by Majority . . . . . . . . . . . . . . . . . . . . . . 34
    Section 6.6    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . 35
    Section 6.7    Rights of Holders to Receive Payment. . . . . . . . . . . . . . 35
    Section 6.8    Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . 35
    Section 6.9    Trustee may File Proofs of Claim. . . . . . . . . . . . . . . . 35
    Section 6.10   Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    Section 6.11   Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . 36
    Section 6.12   Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . 36

ARTICLE SEVEN - TRUSTEE

    Section 7.1    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . 37
    Section 7.2    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . 38
    Section 7.3    Individual Rights of Trustee. . . . . . . . . . . . . . . . . . 39
    Section 7.4    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . 39
    Section 7.5    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . 39
    Section 7.6    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . 39
    Section 7.7    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . 40
    Section 7.8    Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . 41
    Section 7.9    Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . 41
    Section 7.10   Eligibility; Disqualification . . . . . . . . . . . . . . . . . 41
    Section 7.11   Preferential Collection of Claims
                   Against Company . . . . . . . . . . . . . . . . . . . . . . . . 42
    Section 7.12   Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . 42

                                     iii

                                                                                  PAGE
HEADING                                                                          NUMBER
-------                                                                          ------

ARTICLE EIGHT - DISCHARGE OF INDENTURE

    Section 8.1    Satisfaction and Discharge of Indenture . . . . . . . . . . . . 42
    Section 8.2    Application of Trust Money. . . . . . . . . . . . . . . . . . . 43
    Section 8.3    Repayment to Company. . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE NINE - AMENDMENTS, SUPPLEMENTS AND WAIVERS

    Section 9.1    Without Consent of Holders. . . . . . . . . . . . . . . . . . . 44
    Section 9.2    With Consent of Holders . . . . . . . . . . . . . . . . . . . . 44
    Section 9.3    Compliance with Trust Indenture Act . . . . . . . . . . . . . . 45
    Section 9.4    Revocation and Effect of Consents . . . . . . . . . . . . . . . 45
    Section 9.5    Notation on or Exchange of Notes. . . . . . . . . . . . . . . . 45
    Section 9.6    Trustee to Sign Amendments, etc.. . . . . . . . . . . . . . . . 45

ARTICLE TEN - MEETINGS OF HOLDERS

    Section 10.1   Purposes for Which Meetings may be
                   Called. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    Section 10.2   Manner of Calling Meetings. . . . . . . . . . . . . . . . . . . 46
    Section 10.3   Call of Meetings by Company or Holders. . . . . . . . . . . . . 46
    Section 10.4   Who may Attend and Vote at Meetings . . . . . . . . . . . . . . 47
    Section 10.5   Regulations may be Made by Trustee;
                   Conduct of the Meeting; Voting Rights . . . . . . . . . . . . . 47
    Section 10.6   Exercise of Rights of Trustee or
                   Holders may not be Hindered or Delayed
                   by Call of Meeting. . . . . . . . . . . . . . . . . . . . . . . 47
    Section 10.7   Evidence of Actions by Holders. . . . . . . . . . . . . . . . . 47

ARTICLE ELEVEN - MISCELLANEOUS

    Section 11.1   Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . 48
    Section 11.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    Section 11.3   Communication by Holders with Other
                   Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    Section 11.4   Certificate and Opinion as to Conditions
                   Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    Section 11.5   Rules by Paying Agent and Registrar . . . . . . . . . . . . . . 49
    Section 11.6   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . 49
    Section 11.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 50
    Section 11.8   No Adverse Interpretation of Other
                   Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    Section 11.9   No Recourse Against Others. . . . . . . . . . . . . . . . . . . 50
    Section 11.10  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    Section 11.11  Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . 50
    Section 11.12  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 50
    Section 11.13  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

                                     iv

                                                                                  PAGE
HEADING                                                                          NUMBER
-------                                                                          ------

ARTICLE TWELVE - AGREEMENTS OF SERVICER

    Section 12.1   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    Section 12.2   Master Collections Account. . . . . . . . . . . . . . . . . . . 51
    Section 12.3   Servicer Acting as Custodian. . . . . . . . . . . . . . . . . . 52
    Section 12.4   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    Section 12.5   Payment of Fees and Expenses of Trustee . . . . . . . . . . . . 53
    Section 12.6   Servicing Compensation. . . . . . . . . . . . . . . . . . . . . 53
    Section 12.7   Realization upon Defaulted Contracts. . . . . . . . . . . . . . 53
    Section 12.8   Appointment of Custodian for Contract
                   Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
    Section 12.09  Purchase of Eligible Contracts. . . . . . . . . . . . . . . . . 55
    Section 12.10  Reporting by the Servicer . . . . . . . . . . . . . . . . . . . 57
    Section 12.11  Annual Accountants' Reports . . . . . . . . . . . . . . . . . . 58
    Section 12.12  Representations and Warranties
                   Concerning the Servicer . . . . . . . . . . . . . . . . . . . . 58
    Section 12.13  Corporate Existence; Status as
                   Servicer; Merger. . . . . . . . . . . . . . . . . . . . . . . . 59
    Section 12.14  Performance of Obligations. . . . . . . . . . . . . . . . . . . 59
    Section 12.15  The Servicer Not to Resign; Assignment. . . . . . . . . . . . . 60
    Section 12.16  Representations and Warranties
                   as to the Contracts . . . . . . . . . . . . . . . . . . . . . . 60
    Section 12.17  Purchase of Certain Contracts . . . . . . . . . . . . . . . . . 62
    Section 12.18  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 63
    Section 12.19  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    Section 12.20  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    Section 12.21  Inspection and Audit Rights . . . . . . . . . . . . . . . . . . 64

ARTICLE THIRTEEN - ADDITIONAL LENDER

    Section 13.1   Indenture Subject to Terms of
                   Additional Borrowing. . . . . . . . . . . . . . . . . . . . . . 65

EXHIBIT A - CONTRACT PURCHASE CRITERIA . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B - MONTHLY REPORT CERTIFICATE . . . . . . . . . . . . . . . . . . . . . .B-1

EXHIBIT C - TRUSTEE'S FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .C-1


    THIS INDENTURE, dated as of ___________, 1996 is between SOVEREIGN CREDIT FINANCE I, INC., a Texas corporation (the "Company"), having its principal office at 4015 Beltline Road, Building B, Dallas, Texas 75244 and Sterling Trust Company, as Trustee (the "Trustee"), a trust company organized and existing under the laws of the State of Texas and having its principal office at 4547 Lake Shore Drive, Waco, Texas 76710.

                               RECITALS OF THE COMPANY

    The Company has duly authorized the execution and delivery of this Indenture and the issuance of its Notes Due October 15, 2000 in the maximum aggregate principal amount of $20,000,000 (the "Notes").


    All acts necessary to make the Notes, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been accomplished.

    Therefore, for and in consideration of the premises and the purchase or acceptance of the Notes by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                     ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   Definitions.

    "Accounts" means the Trust Account and the Operating Account established by the Company under the provisions of Section 4.1.

    "Additional Lender" means the Additional Lender as defined by the final prospectus filed with the SEC pursuant to which the Notes are offered and sold on behalf of the Company.

    "Additional Borrowing" means any one or more loans, and the proceeds thereof, made by the Additional Lender to the Company and subject to any restrictions set forth in the final prospectus filed with the SEC pursuant to which the Notes are offered and sold on behalf of the Company.

    "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of capital stock, partnership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person for the purposes of this definition; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his being an officer, director or partner of such entity.

    "Allowed Expenses" means any amounts due the Trustee under Section 7.7, any Servicing Fees, any fees payable for the transfer of the lien reflected in the Title Documents into and out of the Company's name, any federal, state and local taxes and assessments incurred by the Company (including corporate franchise taxes and any payments by the Company to any of its Affiliates as reimbursements for tax payments made by such Affiliate for the Company's benefit or the benefit obtained by the Company from use of tax losses employed by such Affiliate to offset taxable income of the Company), any bank service charges and account fees relating to the Accounts and the subscription escrow account established for the receipt of the proceeds from the offering and sale of the Notes, the Company's pro rata share (based on the relative amounts of funds attributable to the Contracts as compared to the retail installment contracts and consumer obligations of all other Persons serviced by the Servicer) of the lockbox fees, account fees and bank service charges relating to the Master Collections Account, any legal and accounting fees and printing expenses for reports, certificates and opinions required under this Indenture, premiums for vehicle value insurance, charges for vehicle warranty repair service contracts (including fees paid to vehicle dealers), any Liquidation Expenses (as to each Financed Vehicle, limited to the related Liquidation Proceeds), any Insurance Expenses (as to each Financed Vehicle, limited to the related Insurance Proceeds), and any other Allowed Expenses as described in or defined by the prospectus which offers the Notes for sale.

    "Assignment" means the original instrument of assignment of a Contract and all other documents securing such Contract made by the Servicer to the Company (or in the case of any Contract acquired by the Company from another Person, from such other Person to the Company), which is in a form sufficient under the laws of the jurisdiction under which the security interest in the related Financed Vehicle arises to permit the assignee to exercise all rights granted by the Obligor under such Contract and such other documents to the obligee and to exercise all rights available under applicable law under such Contract and which may, to the extent permitted by the laws of such jurisdiction, be an assignment constituting a part of the form of the Contract itself or a blanket instrument of assignment covering other Contracts as well.

    "Bankruptcy Law" shall have the meaning provided in Section 6.1.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a Legal Holiday.

    "Collection Period" means with respect to any Payment Date or Report Date, the calendar month immediately preceding the Payment Date or Report Date.

    "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" means such successor Person.

    "Company Order" or "Company Request" means a written order or request signed in the name of the Company by its Chairman, President or a Vice President, Treasurer, Assistant Treasurer, Controller, Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

    "Contract" means each retail installment sales or lease contract (or other obligation) and security agreement which has been executed by an Obligor and pursuant to which such Obligor purchased or leased the Financed Vehicle described therein, agreed to pay the remaining unpaid portion of the purchase price or the lease payments, as therein provided in connection with such purchase or lease, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such Contract and which is granted to the Trustee pursuant to this Indenture as security for the Notes.

    "Contract Documents" means with respect to each Contract, (i) the original Contract; (ii) either the original Title Document for the related Financed Vehicle showing the Obligor (or the originating dealer, in the case of a lease) as the owner and the Servicer or the Company as first lienholder or an official receipt from the responsible state or local governmental authority showing that an application has been made (and the required fees have been paid) for registration of the Title Documents for such Financed Vehicle in the names of the Obligor (or the originating dealer, in the case of a lease) as owner and the Servicer or the Company as first lienholder (or such other evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Company to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or a guarantee from the dealer selling such Financed Vehicle that the Title Document for such Financed Vehicle showing the Servicer or the Company as first lienholder has been applied for); (iii) the related Assignment; and (iv) any agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).

    "Defaulted Contract" means with respect to any Collection Period, a Contract (a) whose Obligor, at the end of such Collection Period, (i) in the case of Contracts requiring biweekly or semi-monthly installments, is past due with respect to at least three consecutive scheduled installments and has failed for 30 days to remit any sums against the obligations under the Contract, or (ii) in the case of Contracts requiring monthly installments, is past due with respect to two scheduled installments and has failed for 60 days to remit any sums against the obligations under the Contract, or (b) with respect to which the related Financed Vehicle has been repossessed and, in the case of either (a) or (b), in respect of which Liquidation Proceeds, which, in the Servicer's judgment, would constitute the final amounts recoverable in respect of such Contract, have not yet been collected as of the end of such Collection Period.

    "Due Date" means as to any installment payable by an Obligor on a Contract, the date upon which such installment is due.

    "Eligible Account" means an account that is either (i) maintained with a depository institution subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $20,000,000, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation, or (iii) maintained with the Trustee or its successor.

    "Eligible Contract" means a Contract hereafter acquired by the Company that, as of the date of such acquisition, satisfies the representations and warranties contained in Section 12.16 of this Indenture.

    "Eligible Investments" means any one or more of the following obligations or securities:

         (i)  United States Obligations;

         (ii) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as such institution or company has a combined capital and surplus of at least $20,000,000;

         (iii) repurchase obligations with respect to any security described in clause (i) entered into with a depository institution or trust company (including the Trustee), acting as principal, whose obligations having the same maturity as that of the repurchase agreement and would be Eligible Investments under clause(ii) above;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which at the time of such investment have long-term, unsecured debt rated by Standard & Poor's as "AA-" or better; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 10% of the aggregate outstanding balances and amounts of all Contracts and Eligible Investments;

         (v) commercial paper given the highest rating by Standard & Poor's at the time of such investment; and

         (vi) pooled or common trust funds of the Trustee or of any publicly traded money market mutual fund that are invested in the above-mentioned Eligible Investments.

    "Event of Default" shall have the meaning provided in Section 6.1.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Financed Vehicle" means as to any Contract, the automobile or light-duty truck that constitutes security for the obligations of the Obligor thereunder.

    "Full Prepayment" means any of the following: (i) payment to the Servicer of 100% of the outstanding installments of a Contract (exclusive of any Contract referred to in clause (ii) or (iii) of the definition of the term "Liquidated Contract"), less any discount on such installments to which the Obligor shall be entitled under the terms of such Contract and applicable law by virtue of early payment of any installment, or (ii) payment by the Servicer into the Master Collections Account of the purchase price of a Contract in connection with the purchase by Servicer of a Contract pursuant to Section 12.17.

    "Holder" means a Person in whose name a Note is registered on the Registrar's books.

    "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

    "Independent" means with respect to any specified Person, that such Person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor, and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer is Independent within the meaning hereof.

    "Insurance Expenses" means, with respect to a Financed Vehicle, any expenses incurred by the Servicer and recoverable out of the Insurance Proceeds from the related insurance policy and any portion of such Insurance Proceeds applied to the repair of such Financed Vehicle or required to be released to the related Obligor.

    "Insurance Proceeds" means the proceeds paid by any insurer pursuant to any Physical Damage Insurance Policy, any credit or life insurance policy covering payments owing under any Contract, or any other insurance policy for damage or repair of a Financed Vehicle or for liability for confiscated, converted or "skipped" Financed Vehicles.

    "Legal Holiday" shall have the meaning provided in Section 11.6.

    "Liquidated Contract" means a Contract which (i) has been the subject of a Full Prepayment, (ii) was a Defaulted Contract and with respect to which Liquidation Proceeds which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Contract have been realized and deposited in the Master Collections Account, or (iii) has been paid in full on or after its Maturity Date.

    "Liquidation Expenses" means the reasonable out-of-pocket expenses incurred by the Servicer in connection with the liquidation of any Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation), the repossession, holding and repair of any Financed Vehicle related thereto and the sale of any repossessed or returned Financed Vehicle related thereto, which expenses may include Insurance Expenses.

    "Liquidation Proceeds" means the amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the liquidation of any Defaulted Contract and the sale of any repossessed or returned Financed Vehicle related thereto, whether through repurchase by the motor vehicle dealer who originated the Contract, receipt of Insurance Proceeds, repossession, sale or otherwise.

    "Majority Holders" means the Holders of Notes representing more than 50% of the aggregate principal amount of Notes which are then Outstanding Notes.

    "Master Collections Account" means the lockbox account created and maintained by the Servicer and designated as such pursuant to Section 12.2.

    "Maturity Date" means with respect to any Contract, the date on which the last scheduled installment of such Contract shall be due and payable (after giving effect to all prepayments received prior to the date of determination).

    "Monthly Report" means a combined Officer's Certificate of the Company and the Servicer relating to the purchasing and servicing of the Contracts, interest payments on the Notes and disbursements from the Operating Account and required to be delivered to the Trustee under this Indenture. The Monthly Report shall be substantially in the form of Exhibit B attached hereto, as amended from time to time, and shall have attached or included all lists, data and information required to be attached or included hereunder.

    "Net Insurance Proceeds" means the amount derived by subtracting from the Insurance Proceeds of a Financed Vehicle the related Insurance Expenses.

    "Net Liquidation Proceeds" means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

    "Note Register" means the register for the Notes maintained by the Registrar pursuant to Section 2.5.


    "Notes" means the Notes Due October 15, 2000, as amended or supplemented from time to time, that are issued under this Indenture.


    "Obligor" means each Person who is indebted under a Contract or who has acquired or leased a Financed Vehicle subject to a Contract.

    "Offering Amount" shall mean the $20,000,000 in aggregate principal amount of the Notes that may be issued under this Indenture.

    "Offering Expenses" shall mean the fees, commissions and expenses that the Company will pay from the proceeds of the sale of the Notes, as disclosed in the final prospectus relating to the offering of the Notes filed with the SEC pursuant to which the Notes are offered and sold on behalf of the Company.

    "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of any Person.

    "Officer's Certificate" when used with respect to any Person, means a certificate signed by the Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers.

    "Operating Account" means the commercial bank account created and maintained by the Company and denominated as such pursuant to Section 4.1.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Outstanding Contracts" as of any date means all Contracts other than Liquidated Contracts.

    "Outstanding Notes" means, with respect to the Notes, as of the date of determination, all the Notes theretofore authenticated and delivered under this Indenture except:

         (i) the Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) the Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliates of the Company shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes with respect to which the Trustee has received written notice of such ownership or otherwise has actual knowledge of such ownership shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliates of the Company or such other obligor.

    "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 7.10 and is authorized by the Company to pay the principal or any interest which may become payable on any Notes on behalf of the Company.

    "Payment Date", with respect to any Note, means the (i) 15th day of each calendar month (unless such day is not a Business Day in which event the next succeeding Business Day) commencing with the second calendar month following the month in which the Note is issued, and (ii) the Stated Maturity.

    "Person" means any individual, any corporation, partnership, joint venture, trust or other entity, any unincorporated organization or any government or agency or political subdivision thereof.

    "Physical Damage Insurance Policy" means with respect to a Financed Vehicle, any policy of physical damage, comprehensive or collision insurance covering the Financed Vehicle pursuant to which the Servicer may obtain recoveries for loss or damage to the Financed Vehicle.

    "Price/Payments Ratio" means with respect to any Contract, the ratio of the original purchase price paid by the Company for the purchase of a Contract to the aggregate unpaid installments on the Contract, as of the date of the purchase by the Company.


    "Principal Repayment Commencement Date" means May 15, 2000, which is the fifth Payment Date prior to the Stated Maturity.


    "Purchase Date" means the date on which the Company remits funds from the Operating Account to pay the purchase price for an Eligible Contract.

    "Record Date" for the interest and any principal payable on any Payment Date means the first day (whether or not a Business Day) of the month in which such Payment Date occurs.

    "Redemption Date" has the meaning set forth in Section 3.1(a).

    "Redemption Price" has the meaning set forth in Section 3.1(a).

    "Registrar" means the office or agency of the Company or its designee where the Notes may be presented for registration of transfer or exchange, as established under Section 2.5.

    "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

    "Report Date" means the 20th day (or the Business Day next succeeding such day if such day is not a Business Day) of each month during the existence of this Indenture.

    "Responsible Officer" when used with respect to the Trustee means the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors or Trustees, the President, any Vice President, any Assistant Vice President, any Trust Officer or Assistant Trust Officer, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of an familiarity with the particular subject.

    "SCH" means Sovereign Credit Holdings, Inc., of which the Company is a wholly-owned subsidiary.

    "SEC" means the Securities and Exchange Commission.

    "Servicer" means Sovereign Associates, Inc. as servicer under the Servicing Agreement, and its permitted successors and assigns.

    "Servicer Request" means a written request signed in the name of the Servicer by a Servicing Officer and delivered to the Trustee.

    "Servicing Agreement" means the Master Contract Purchase Agreement and the Servicing Agreement, each dated as of ________, 1996, by and between the Company and the Servicer, providing among other things, for the purchasing, collecting and servicing of the Contracts, as said agreements may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any purchasing and servicing agreements entered into with a successor servicer and any separate servicing agreement for the servicing of Contracts.

    "Servicing Fee" means the servicing, purchasing, investor administration and repossession fees and other fees payable by the Company to the Servicer under the Servicing Agreement.

    "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of Servicing Officers furnished to the Company and the Trustee by the Servicer, as such list may be amended or supplemented from time to time.

    "Special Record Date" means the date determined pursuant to Section 2.11.


    "Stated Maturity" means October 15, 2000.


    "TIA" means the Trust Indenture Act of 1939, as amended.

    "Title Document" means with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered.

    "Trust Account" means the trust account controlled by the Trustee and designated as such pursuant to Section 4.1.

    "Trust Officer" means any Responsible Officer assigned by the Trustee to administer its corporate trust matters.

    "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

    "United States Obligations" means direct obligations of the United States of America or any agency or instrumentality of the United States of America, or other obligations the principal of and interest on which are unconditionally guaranteed or insured by Unites States of America.

Section 1.2   Incorporation by Reference of Trust Indenture Act.

    Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. If this Indenture is qualified under the TIA, any provision that is required by the TIA to be incorporated herein shall be so incorporated and shall supersede any conflicting provision hereof. The following TIA terms have the following meanings in this Indenture:

    "Commission" means the SEC.

    "indenture securities" means the Notes.

    "indenture securityholder" means a Holder.

    "indenture to be qualified" means this Indenture.

    "indenture trustee" or institutional trustee" means the Trustee.

    "obligor" on the indenture securities means the Company (or any other obligor on the Notes).

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.3   Rules of Construction.

    Unless the context otherwise requires:

    (1)  a term has the meaning assigned to it;

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principals as of the date of this Indenture;

    (3)  "or" is not exclusive; and

    (4) words in the singular include the plural, and in the plural include the singular.

                                     ARTICLE TWO

                                    THE SECURITIES

Section 2.1   Forms Generally.

    The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, in which case the following reference to the portion of the text appearing on the reverse of the Notes shall be inserted on the face of the Notes, immediately prior to the paragraph stating that the certificate of authentication on the Note must be executed by manual signature of the Trustee as a condition to the validity of such Note:

         "Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which provisions shall for all purposes have the same effect as if set forth at this place."

The definitive Notes shall be printed, lithographed or engraved or produced by any commercially reasonable manner, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

Section 2.2   Form of Note.

    (a)  The form of Note is as follows:

                           SOVEREIGN CREDIT FINANCE I, INC.

                              NOTES DUE OCTOBER 15, 2000


$_______________                                            No._____________


    Sovereign Credit Finance I, Inc., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company"), for value received, hereby promises to pay to _____________________________ or registered assigns, the principal sum of
_____________________________ dollars, and to pay interest (computed on the basis of a 360-day year consisting of 12 months of 30 days each) on the unpaid portion of said principal sum outstanding from time to time from the date of issue, until the principal amount of this Note is paid in full, at the rate of eleven percent (11.0%) per annum, which interest shall be due and payable upon the 15th day of each calendar month (for such interest accruing through the last day of the prior calendar month) during the term of this Note commencing with the second calendar month following the calendar month in which this Note is issued (each a "Payment Date"). The principal sum hereof shall be due and payable in six equal consecutive monthly installments commencing on the Principal Repayment Commencement Date (as hereafter defined) and thereafter on every Payment Date, until October 15, 2000 (the "Stated Maturity"), at which time all then unpaid principal and accrued interest hereunder shall be due and payable. The Principal Repayment Commencement Date is May 15, 2000.


    The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. This Note represents a general obligation of the Company.


    This Note is one of a duly authorized issue of Notes of the Company, designated as its Notes Due October 15, 2000 (herein called the "Notes"), all issued and to be issued under an Indenture dated as of ___________, 1996 (herein called the "Indenture"), between the Company and Sterling Trust Company (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price payable on any Redemption Date as of which this Note has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose. Payments of all installments of interest and principal due and payable on any Payment Date (other than the Stated Maturity) shall be made by check mailed to the Person whose name appears as the Holder of this Note on the Note Register as of the first day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Company for such purpose pursuant to the Indenture.

    If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Notes are redeemable, at any time, at the option of the Company on any Payment Date, in whole or in part, at 100% of the unpaid principal amount thereof, together with accrued interest thereon; provided, however, that the Paying Agent shall be required to redeem the Notes at such time only to the extent that the Company has theretofore deposited with the Paying Agent money sufficient to effect such redemption. At least ten days prior to the Redemption Date, the Company is required to mail a notice of redemption to the registered owner of this Note specifying the Redemption Date, the Redemption Price, the name and address of the Paying Agent, that this Note must be delivered to the Paying Agent and that interest on this Note ceases to accrue on and after the Redemption Date.

    If provision is made for the redemption and payment of this Note in accordance with the Indenture, this Note shall thereupon cease to bear interest from and after the Redemption Date.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. The Company may charge a reasonable fee for the registration of such transfer, or for any change of address of a Holder (or of any other Person to whom the Holder directs that payments under this Note are to be made).

    Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Majority Holders. The Indenture also contains provisions permitting the Majority Holders, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

    The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering same. The Company may charge a reasonable fee for such exchange.

    This Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

    The Indenture and this Note are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid by the Company for the use, forbearance, or detention of the money loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or the Indenture or in any other document evidencing, securing or pertaining hereto, exceed the maximum amount permissible under applicable law, as now or as hereafter amended. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder of this Note shall ever receive interest or anything which might be deemed interest under applicable law which should exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note such excess shall be refunded to the Company. All sums paid or agreed to be paid to the Holder of this Note for the use, forbearance or detention of the indebtedness of the Company to the Holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform, or does not exceed the maximum rate permitted by applicable law as now or hereafter amended, throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and the Indenture. The Company hereby waives, to the extent permitted by applicable law, all of its rights or protections afforded by any applicable usury or interest limitation law.

    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, Sovereign Credit Finance I, Inc. has caused this instrument to be duly executed under its corporate seal.

    Dated:
           ------------------------

                                  SOVEREIGN CREDIT FINANCE I, INC.


                                  By:
                                      --------------------------------
[SEAL]                            (Authorized Officer)

Attest:

-------------------------------
(Authorized Officer)

    (b) The form of the Trustee's certificate of authentication is as follows:

    This is one of the Notes referred to in the withinmentioned Indenture.

                        STERLING TRUST COMPANY, as Trustee,
                        Paying Agent and Registrar


                        By:
                            ----------------------------------
                            Authorized Signatory

Section 2.3   Denominations.

    The Notes shall be issuable only in registered form. The Notes shall be issuable in any denomination, with no minimum denomination.

Section 2.4   Execution and Authentication.

    (a) The Notes shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President of the Company and attested to by an Officer of the Company other than an Officer who has executed the Notes. The signature of any of such individuals on the Notes may be manual or facsimile.

    (b) Notes bearing the manual or facsimile signatures of individuals who at any time held one or more of the offices set forth in subsection (a) above shall bind the Company, notwithstanding that such individuals or any of them have ceased to be such prior to the authentication and delivery of such Notes.

    (c) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note on behalf of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

    (d) The Trustee shall authenticate Notes from time to time for original issue up to the aggregate Offering Amount upon a Company Order; provided, however, Trustee shall not be required to so authenticate more often than once in a calendar month.

Section 2.5   Registrar and Paying Agent.

    (a) The Company shall maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars.

    (b) Subject to the provisions of Section 5.2, the Company may designate one or more Paying Agents, within the United States of America, at which Notes may be presented or surrendered for payment or which may make payments of accrued interest on the Notes on behalf of the Company with funds withdrawn from the Sinking Fund Account.

    (c) The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent and may appoint successors thereof.

    (d)  The Company initially appoints the Trustee as Registrar and Paying
Agent.

Section 2.6   Holder Lists.

    The Trustee shall preserve a list of the names and addresses of Holders in as current a form as is reasonably practicable. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee on or before June 30 and December 31 of each year during the term of the Notes and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Company may charge its expenses for any changes to the Note register requested by Noteholders.

Section 2.7   Transfer and Exchange.

    Where a Note is presented to the Company or the Registrar with a request to register a transfer of such Note, the Company shall cause the Registrar to register the transfer as requested if the requirements for a transfer pursuant to the Uniform Commercial Code, as enacted in the State of Texas, are met. Where a Note is presented to the Company or the Registrar with a request to exchange it for an equal principal amount of Notes of other denominations, the Company shall cause the Registrar to make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Notes upon Company Request or upon request of the Registrar. The Company may charge its expenses to the Holder for any transfer or exchange other than an exchange pursuant to Section 2.9 or 9.5, and may charge a reasonable fee to the Holder for any change of address.

Section 2.8   Replacement Notes.

    If a Holder claims that a Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements for the issuance of replacement securities pursuant to the Uniform Commercial Code, as enacted in the State of Texas, are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 2.9   Temporary Notes.

    Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Section 2.10  Cancellation.

    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Company shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company directs. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

Section 2.11  Defaulted Interest.

    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest and, to the extent permitted by law, interest on defaulted interest at the rate of 11% per annum. Such interest shall be paid to Holders of record as of a subsequent date designated as a "Special Record Date" for such payment. The Trustee shall establish the Special Record Date if and when funds for the payment of such interest have been received by the Paying Agent from the Company. At least 15 days before the Special Record Date, the Trustee shall mail to each Holder a notice that states the Special Record Date, the payment date for such interest, and the amount of such interest (including any permitted interest thereon) to be paid.

Section 2.12  Persons Deemed Owners.

    Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, and Paying Agent, the Registrar and any agent of the Company or of the Trustee may treat the Person in whose name a Note is registered on the Note Register as the owner of such Note for the purpose of receiving payments of the principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be in default, and neither the Company, the Trustee, nor any agent of the Company shall be affected by notice to the contrary.

                                ARTICLE THREE

                                  REDEMPTION

Section 3.1   General.

    (a) On any Payment Date, the Notes may be called for redemption, in whole or in part, at the option of the Company at a price equal to 100% of the unpaid principal amount of such Notes together with accrued and unpaid interest on the unpaid principal amount thereof to the applicable Redemption Date (the "Redemption Price") for such Notes. If the Company elects to redeem the Notes, it shall, not later than 30 days prior to the Payment Date selected for redemption (the "Redemption Date"), deliver notice of such election to the Trustee, together with a Company Order directing the Trustee to effect such redemption. Any such redemption shall be without premium or penalty.

    (b) If the Company wishes to credit Notes it has not previously delivered to the Trustee for cancellation against the principal amount of Notes to be redeemed, it shall so notify the Trustee and it shall deliver the Notes duly endorsed with the notice.

Section 3.2   Notice of Redemption.

    (a) At least ten days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes, with a copy thereof to the Trustee.

    (b)  The notice shall identify the Notes to be redeemed and shall state:

         (i)  the Redemption Date;

         (ii) the Redemption Price;

         (iii) the name and address of the Paying Agent;

         (iv) that the Notes must be delivered to the Paying Agent at the address stated in the notice for the Holder to receive the Redemption Price; and

         (v) that interest on the Notes ceases to accrue on and after the Redemption Date.

    (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice of redemption, or any defect therein, to any Holder shall not impair or affect the validity of the redemption of any Note.

Section 3.3   Effect of Notice of Redemption.

    Once notice of redemption has been given, the Notes shall be redeemed on the designated Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price. Unless the Company shall fail to deposit the Redemption Price as provided in Section 3.4, no interest shall accrue on the Notes for any period after the Redemption Date.

Section 3.4   Deposit of Redemption Amount.

    Prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price on the Notes on that date.
 Such moneys shall be segregated by the Paying Agent for the purpose of application to such redemption on the Redemption Date. If such deposit shall be made, the amount payable on the Notes shall be limited to the Redemption Price therefor, without any premium or penalty, and no interest shall accrue on the Notes to be redeemed or the Redemption Price thereof for any period after the Redemption Date.

                                     ARTICLE FOUR

                         ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 4.1   Trust Account; Operating Account.


    (a) Prior to the initial authentication and delivery of any Notes, the Company shall open, at one or more depository institutions (which may be the Trustee), a trust account denominated "Trust Account--Sterling Trust Company, as trustee in respect of Notes Due October 15, 2000" (the "Trust Account"). The Trust Account shall be an Eligible Account and relate solely to the Notes and to the Contracts and Eligible Investments securing the Notes, and funds in the Trust Account shall not be commingled with any other moneys. The Company shall also open, at one or more depository institutions, an account in its own name for use in holding the Company's funds and in paying the Company's expenditures (the "Operating Account"). The Trust Account and the Operating Account are sometimes collectively referred to as the "Accounts" or individually as an "Account". The Company shall give the Trustee at least five Business Days' written notice of any change in the location of the Operating Account and any related account identification information.


    (b) The Company shall direct or cause to be directed all Obligors to remit all collections and payments on the Contracts directly to the Master Collections Account maintained by the Servicer under Section 12.2. The Company agrees that all cash, money orders, checks, notes, drafts and other items which it otherwise receives and which are attributable to the Contracts shall be promptly deposited into the Master Collections Account.

The Company shall likewise deposit or cause to be deposited in the Master Collections Account within two Business Days of receipt all Liquidation Proceeds and Insurance Proceeds. The Company shall cause the Servicer to transfer to the Operating Account, at least weekly, all funds (except any minimum sum necessary to avoid bank service charges) in the Master Collections Account that are attributable to the Contracts.

    (c) The Company shall cause the Servicer to maintain detailed accounting books and records adequate to determine the respective share of the funds (including all income earned thereon as determined by any allocation method deemed reasonable by the Servicer) deposited or contained in the Master Collections Account attributable to each motor vehicle retail installment contract (or other obligation), including each Contract, serviced by the Servicer.

    (d) The Company agrees that it shall not draw any funds from the Operating Account except for an investment, transfer or payment of such funds in accordance with the provisions of this Section 4.1 and Section 12.9.

    (e) Except as otherwise permitted by this Indenture with respect to purchases of Contracts and payments of Allowed Expenses and Offering Expenses, the Company may invest the funds in the Operating Account but only in Eligible Investments and only if sufficient funds are available in the Operating Account, through maturations of Eligible Investments or otherwise, on the Business Day next preceding the next Payment Date to pay the interest to be paid on such Payment Date on the Notes.

    (f) Subject to the requirement to pay interest and principal to any Additional Lender, and provided that the Notes have not been declared due and payable pursuant to Section 6.2, the Company shall have the right to cause the funds in the Operating Account to be withdrawn or applied, to the extent necessary and in the amounts required, for the following purposes in the following order of priority:

         FIRST, to the transfer to the Trust Account of the amount that, together with any amounts held in the Trust Account, is sufficient for the payment, PRO RATA, of all interest due on the Outstanding Notes on each Payment Date;

         SECOND, to the payment to the Trustee of any unpaid amount due the Trustee pursuant to Section 7.7;

         THIRD, to the payment of any unpaid Allowed Expenses, except that during the continuance of an Event of Default, no such payments of unpaid Allowed Expenses shall be made (except for payments of amounts due to the Trustee under Section 7.7);

         FOURTH, to the transfer to the Trust Account for the PRO RATA payment of principal owing on the Notes on any Payment Date occurring on or after the Principal Repayment Commencement Date; and

         FIFTH, except during the continuance of an Event of Default, to the purchase of Eligible Contracts in accordance with Section 12.9.

All of the foregoing applications of the funds in the Operating Account that have higher priority must be fully satisfied before any of the foregoing applications having lower priority may be satisfied with such funds.

    (g) On or prior to the Business Day next preceding each Payment Date occurring prior to the Principal Repayment Commencement Date, the Company shall cause to be transferred from the Operating Account to the Trust Account an amount which, together with any funds then held in the Trust Account, is sufficient to pay the accrued interest due on the Outstanding Notes on such Payment Date. Commencing on or prior to the Business Day next preceding the Principal Repayment Commencement Date, and on or prior to the Business Day next preceding each Payment Date occurring thereafter, the Company shall cause to be transferred from the Operating Account to the Trust Account an amount which, together with any funds then held in the Trust Account, is sufficient to pay the accrued interest due, and principal owing, on the Outstanding Notes on such Payment Date.

    (h) On or prior to each Report Date, the Company agrees to provide to the Trustee the Monthly Report which shall set forth the following information:

         (A) the amounts by category of any Allowed Expenses paid through draws from the Operating Account during the preceding calendar month;

         (B) a reconciliation of the deposits and withdrawals to and from the Operating Account during the preceding calendar month together with beginning and ending balances for the Operating Account; and

         (C) attached to the Monthly Report shall be a copy of the bank statement for the Operating Account for the preceding calendar month and supporting documentation for the Allowed Expenses paid by the Company during the preceding month.

    (i) During the continuance of an Event of Default, no draws from the Operating Account to pay any Allowed Expenses, other than amounts due to the Trustee under Section 7.7, may be made. Subject to the foregoing, and subject to subsection (f) above, the Company agrees to pay promptly any Allowed Expenses for which sums are available in the Operating Account by check or wire transfer drawn on the Operating Account.

    (j) Subject to the requirements of any Additional Lender, during the continuance of an Event of Default, upon the written request of a Trust Officer from time to time but in any event not less often than the Business Day next preceding each Payment Date, the Company shall cause to be transferred from the Operating Account to the Trust Account all of the funds in the Operating Account, less any amounts due the Trustee under Section 7.7.

    (k) All payments of principal or accrued interest with respect to the Notes shall be made from amounts held in the Trust Account. All payments to be made from time to time to the Holders of Notes out of funds in the Trust Account pursuant to this Indenture shall be made by the Trustee as the Paying Agent of the Company or by any other Paying Agent appointed by the Company, subject to Section 5.2. No amounts contained in the Trust Account shall be paid over to or at the direction of the Company, except as otherwise provided by the provisions of this Indenture.

    (l) So long as no Event of Default shall have occurred and be continuing, any funds in the Trust Account shall be invested and reinvested by the Trustee at the Company's direction in one or more Eligible Investments. All income or other gain from investment of moneys deposited in the Trust Account shall be deposited therein immediately upon receipt, and any loss resulting from such investment shall be charged to such Account.


    (m) Notwithstanding any other provision of this Indenture, the Company may elect, in its sole discretion, to deposit the proceeds from the sale of Notes into the Operating Account. In that event, the Company may, without the consent of the Trustee or any Holder, withdraw from the Operating Account the funds necessary to pay (i) the Offering Expenses, but not to exceed the limits set forth in the Company's final prospectus filed with the SEC pursuant to which the Notes are offered and sold on behalf of the Company, and (ii) the administration fee payable to Sovereign Credit Corporation as described in such prospectus, equal to 5.5% of the gross proceeds from the sale of the Notes (5.0% of the gross proceeds in excess of $9,000,000).


Section 4.2   General Provisions Regarding Trust Account.

    (a) The Company shall not direct the Trustee to make any investment of any funds in the Trust Account or to sell any investment held in the Trust Account except under the following terms and conditions: (i) (A) each such investment shall be made in the name of the Trustee (in its capacity as such) or its nominee (or, if applicable law provides for perfection of pledges of an investment not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered),
(B) the Trustee shall have sole investment control over such investment, the income thereon and the proceeds thereof, and (C) any instrument evidencing such investment shall be delivered directly to the Trustee or its agent; and
(ii) the proceeds of each sale of such investment shall be remitted by the purchaser thereof directly to the Trustee for deposit in the Trust Account.

    (b) If any amounts are needed for disbursement from the Trust Account and sufficient uninvested funds are not available to make such disbursement, in the absence of a Company Order for the liquidation of investments in an amount sufficient to provide the required funds, the Trustee may cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Trust Account.

    (c) The Trustee shall not in any way be held liable by reason of any insufficiency in the Trust Account resulting from any loss on any Eligible Investment included therein except that Trustee shall remain liable on Eligible Investments which are obligations of the Trustee in its commercial capacity.

    (d) All investments of funds in the Trust Account and all sales of Eligible Investments held in the Trust Account shall, except as otherwise expressly provided in this Indenture, be made by the Trustee in accordance with a Company Order. Such Company Order may specify actions (including, without limitation, that such funds shall not be invested, in which case such funds shall remain deposited in the Trust Account) or may be a general, standing order authorizing the Trustee to act within certain general parameters or to act on written, telegraphic or telephonic instructions of specified personnel or agents of the Company. In order to insure that the Trustee can invest funds in the Trust Account or sell any investment in the Trust Account, the Company Order with respect thereto must be received by the Trustee no later than 9:00 a.m. on the date specified in the Company Order for effecting such transaction.

    (e) In the event that the Company shall have failed to give investment directions to the Trustee by 9:00 a.m. Dallas, Texas Time on any Business Day authorizing the Trustee to invest the funds then in the Trust Account, the Trustee may invest and reinvest the funds then in the Trust Account to the fullest extent practicable, in such manner as the Trustee shall from time to time determine, but only in one or more Eligible Investments. All investments made pursuant to this subsection shall mature on the next Business Day following the date of such investment.

Section 4.3   Reports by Trustee.

    The Trustee shall report and account to the Company with respect to the Trust Account and the identity of the investments included therein on a monthly basis and more frequently as the Company may from time to time reasonably request, including accountings of deposits into and payments from the Trust Account.

                                     ARTICLE FIVE

                                      COVENANTS

Section 5.1   Payment of Principal and Interest.

    (a) Interest and any principal payable on any Note shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for the applicable Payment Date by check mailed to such Person's address as it appears in the Note Register on such Record Date, except for the final payment of principal of and interest on a Note, which shall be payable only upon presentation and surrender as provided in subsection (b) of this Section 5.1. For payments made on any Note prior to the final payment of principal and interest, such Note need not be submitted for notation of payment. Checks returned undelivered will be held by the Paying Agent for payment to the Person entitled thereto, subject to the terms of Section 5.2. Payments made on any Payment Date shall be binding upon all future Holders of such Notes and of any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not noted thereon.

    (b) Each installment of interest on the Notes is due and payable as specified on the form of Note set forth in Section 2.2. Any installment of interest which is not paid when and as due shall bear interest at the rate of 11% per annum from the date due to the date of payment thereof. Unless such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise, the principal of each Note shall be due and payable in six equal monthly installments commencing on the Principal Repayment Commencement Date and thereafter on each of the succeeding four Payment Dates, and any remaining unpaid principal shall be due and payable at the Stated Maturity; provided, however, the final payment of principal of and interest on each Note (or the Redemption Price thereof if the Notes called for redemption) shall be payable only upon presentation and surrender thereof to the Paying Agent. The Trustee shall notify the Person in whose name a Note is registered at the Record Date for the Payment Date next preceding the Payment Date on which the Company expects that the final payment of principal and interest on such Note will be paid. Such notice shall be mailed no earlier than the 60th day, and no later than the 20th day, prior to such Payment Date and shall specify that such final payment will be payable only upon presentation and surrender of such Notes and shall specify the name and address of the Paying Agent where such Notes may be presented and surrendered for payment of such final payment. Notices in connection with redemptions of Notes shall be mailed to Holders as provided in Section 3.2.

    (c) All computations of interest due with respect to any Notes shall be based on a 360-day year consisting of 12 months of 30 days each and on the amount of principal outstanding on the Notes from time to time.

    (d) On or prior to each Report Date, the Company shall transmit to the Trustee the Monthly Report which shall set forth, with respect to the next three succeeding Payment Dates, the amount of interest and any principal payable on such Payment Dates on each Outstanding Note. Each Monthly Report shall state that the computations of interest were made in conformity with the requirements of this Indenture. Notwithstanding the foregoing, the Trustee may rely on its own calculations for purposes of paying interest on the Notes.

    (e) The Company at any time may terminate, by written notice to the Trustee, its obligation to pay an installment of interest if it deposits with the Trustee, or the Trustee holds in the Trust Account as of the related Payment Date, money sufficient to pay the installment when due.

    (f) Subject to the foregoing provisions of this Section 5.1, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest, if any, that were carried by such other Note.

Section 5.2   Money for Note Payments to be Held in Trust.

    (a) Whenever the Company shall have a Paying Agent other than the Trustee, it will, by Company Order delivered on or before the Business Day next preceding each Payment Date, direct the Trustee to deposit with such Paying Agent on or before such Payment Date a sum sufficient to pay the amounts then becoming due, and the Trustee shall, to the extent it has received such amount from the Company, deposit such amount with the Paying Agent as directed. Such sum shall be held in trust for the benefit of the Persons entitled to such payments.

    (b) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent, in acting as Paying Agent, will:

         (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and pay such sums to such Persons as herein provided;

         (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes; and

         (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

    (c) For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time direct by Company Order any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 5.3   Payment of Taxes and Other Claims.

    The Company will pay or discharge or cause to be paid or discharged before the same shall become delinquent (1) all taxes, assessments and governmental charges levied or imposed upon the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and provided further, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Company shall determine such payment is not advantageous to the conduct of the business of the Company and that the failure so to pay or discharge is not disadvantageous in any material respect to the Holders.

Section 5.4   Maintenance of Properties.

    The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterment and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders.

Section 5.5   Limitation on Investment Activities.

    The Company will not register as, or conduct its business or take any action which shall cause it to become, or to be deemed to be, an "investment company" as defined under the provisions of and subject to registration under the Investment Company Act of 1940, as amended.

Section 5.6   Compliance Certificates.

    (a) Commencing with fiscal year ending December 31, 1996, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate of a firm of independent accountants with respect to the compliance by the Company and the Servicer, in all material respects, with their respective obligations arising under this Indenture. If such accountant knows of a default, the certificate shall describe the default.

    (b) Commencing with the fiscal quarter ending September 30, 1996, on or before 45 days after the end of each fiscal quarter of the Company, the Company shall deliver an Officers' Certificate to the Trustee to the effect that a review of the activities of the Company during the Company's preceding fiscal quarter has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Company and the Servicer have performed and observed all of their obligations under this Indenture, and either (A) stating that to the best of their knowledge no default by the Company or the Servicer under this Indenture has occurred and is continuing, or (B) if such a default has occurred and is continuing, specifying such default and the nature and status thereof.

    (c) The Company will deliver to the Trustee an Officer's Certificate stating whether or not the signee knows of any default by the Company in performing its covenants under this Indenture within 15 days of a written request by the Trustee. The Company will perform, execute, acknowledge and deliver all such further acts, instruments, and assurances in this regard as may reasonably be requested by the Trustee. The certificates required under this Section need not comply with Section 11.4.

    (d) The Company will deliver to the Trustee within 15 days after the occurrence thereof written notice of the occurrence of any Event of Default.

Section 5.7   Reporting.

    (a) Commencing with fiscal year ending December 31, 1996, the Company shall file with the Trustee copies of any annual reports and other information, documents, and statements (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act, which filing shall be made within 15 days after the Company makes such filing with the SEC. The Company also shall comply with the other provisions of TIA Section 314(a).

    (b) If the Company is not subject to Section 13 or 15(d) of the Exchange Act, then the Company shall file with the Trustee such of the supplementary and periodic information, documents and reports which would be required under
Section 13 of the Exchange Act if the Notes were listed or registered on a national securities exchange, which filing shall be made within 15 days after the Company would otherwise have been required to make such filing with the SEC.

    (c) To the extent reasonably requested by the Trustee, the Company shall provide to the Trustee information in the Company's possession to assist the Trustee in complying with its reporting duties specified in Section 7.6.

Section 5.8   Performance of Obligations; Servicing Agreement.

    (a) The Company will punctually perform and observe all of its obligations and agreements contained in the Servicing Agreement.

    (b) The Company will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the Contract Documents, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided in this Indenture, the Servicing Agreement or such Contract Document or other instrument.

    (c) If the Company shall have knowledge of the occurrence of a default by the Servicer of any of its material obligations under the Servicing Agreement or Article Twelve hereof, the Company shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Company is taking in respect of such default. If such default arises from the failure of the Servicer to perform any of its obligations under the Servicing Agreement or Article Twelve hereof with respect to the Contracts, the Company may remedy such failure. Unless directed or permitted by the Trustee or the Majority Holders, the Company may not waive any such default under the Servicing Agreement or Article Twelve hereof or terminate the rights and powers of the Servicer under the Servicing Agreement and Article Twelve hereof.

Section 5.9   Negative Covenants.

    The Company will not:

         (i) engage in any business or activity other than in connection with the purchase, collection and servicing of retail installment sales or lease contracts and consumer obligations secured by motor vehicles, the repossession and resale of motor vehicles, the dealing in all respects with such Contracts and obligations and their motor vehicle collateral, and the raising of capital, both debt and equity, and any other incidental businesses or activities, without the consent of the Majority Holders;

         (ii) without the consent of the Majority Holders create, incur, assume or in any manner become liable in respect of any indebtedness other than (1) the Notes, (2) any Allowed Expenses, (3) the Additional Borrowing, and (4) any other amounts incurred in the ordinary course of the Company's business;

         (iii)     dissolve or liquidate in whole or in part;

         (iv) merge or consolidate with any corporation, partnership or other entity other than an Affiliate of the Company or the Servicer. Any such merger or consolidation with an Affiliate of the Company or the Servicer shall be subject to the following conditions:

         (1) the surviving or resulting entity shall be a corporation organized under the laws of the United States or any state thereof whose business and activities shall be limited as set forth in paragraph (i) above,

         (2) the surviving or resulting corporation (if other than the Company) shall expressly assume by an indenture supplemental hereto all of the Company's obligations hereunder,

         (3) the surviving or resulting corporation shall have the same fiscal year as the Company, and

     (4) immediately after consummation of the merger or consolidation no Event of Default shall exist with respect the Notes;

     (v) (to the extent that it may lawfully so covenant and to the extent that such covenant is lawfully enforceable) institute any bankruptcy, insolvency or receivership proceedings with respect to itself or its properties;

     (vi) permit the validity or effectiveness of this Indenture to be impaired, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby; or

     (vii) originate or acquire any Contract of an Obligor located in any jurisdiction unless at the time of such origination or acquisition of such Contract by the Company or the Servicer, both the Company and the Servicer shall have obtained all licenses, permits and governmental approvals, if any
(1) necessary to comply with the laws of such jurisdiction with respect to their respective operations and businesses, (2) necessary to perform their respective obligations as contemplated by this Indenture and the Servicing Agreement with respect to such Contract, (3) necessary to maintain the enforceability of such Contract and the security interest in the related Financed Vehicle and to prevent such Contract or any portion thereof from becoming void or voidable by the Obligor or any other person, and (4) if such Contract has been assigned to the Company, necessary for such assignment to be a lawful and binding assignment on the assignor and the Obligor.

                                     ARTICLE SIX

                                DEFAULTS AND REMEDIES

Section 6.1   Events of Default.

    An "Event of Default" shall occur if:

(1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable and the default continues for a period of 30 days;

(3) the Company fails to comply with any of its other agreements in the Notes or this Indenture (other than a covenant or warranty, a default in the observance of which is elsewhere in this section specifically dealt with) and the default continues for a period of 30 days after receipt by the Company of written notice of such default from the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or after receipt by the Company and the Trustee of such notice from the Holders of Notes representing at least 25% of the aggregate principal amount of the Notes which are then Outstanding Notes;

(4) if any representation or warranty of the Company made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty to which Section 12.16 shall be applicable so long as the Servicer shall be in compliance with Section 12.17(a)) and, within 30 days after receipt by the Company of written notice from the Trustee specifying such inaccuracy and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or after receipt by the Company and the Trustee of such notice from the Holders of Notes representing at least 25% of the aggregate principal amount of the Notes which are then Outstanding Notes, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;


(5) if the validity or effectiveness of this Indenture shall be impaired, or this Indenture shall be amended, hypothecated, subordinated, terminated or discharged, or any Person shall be released from any covenants or obligations under this Indenture or the Servicing Agreement, in each case except as may be expressly permitted hereby and thereby;

(6) the Company, pursuant to or within the meaning of title 11, U.S. Code or any similar Federal or State law for the relief of debtors (the "Bankruptcy Law"):

     (A)  commences a voluntary case;

     (B) consents to the entry of an order for relief against it in an involuntary case;

     (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property; or

     (D)  makes a general assignment for the benefit of its creditors; or

(7) a court of competent jurisdiction enters an order or decree, which remains unstayed and in effect for 60 days, under any Bankruptcy Law against the Company:

     (A)  for relief in an involuntary case;

     (B) appointing a receiver, trustee, assignee, liquidator or similar official for all or substantially all of its property; or

     (C)  ordering its liquidation.

Section 6.2   Acceleration.


    If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of Notes representing at least 25% of the aggregate principal amount of Notes which are then Outstanding Notes shall, by written notice to the Company, declare the principal amount of all the Notes together with accrued interest thereon to be due and payable immediately. The Majority Holders may, by written notice to the Trustee, rescind an acceleration and its consequences.


Section 6.3   Remedies.

    (a) If an Event of Default shall have occurred and be continuing, the Trustee may, subject to Section 6.2, make demand and institute judicial proceedings in equity or law for the collection of all amounts then payable on the Notes, or under this Indenture, whether by declaration or otherwise, enforce all judgments obtained, and collect from the Company moneys adjudged due.

    (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceedings. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or an acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    (c) Upon the institution of legal proceedings by the Trustee pursuant to subsection (a) above, then, in addition to any and all other amounts due hereunder, the Company shall be liable for any and all costs and expenses of collection, including the reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.4   Waiver of Past Defaults.

    Subject to Section 9.2, the Majority Holders may, by written notice to the Trustee, waive a continuing Event of Default and its consequences. When an Event of Default is waived in accordance herewith, it is cured and shall no longer be considered continuing.

Section 6.5   Control by Majority.

    The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of

Holders not joining in such direction, or that would involve the Trustee in personal liability.

Section 6.6   Limitation on Suits.

    (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (i) an Event of Default has occurred and is continuing, and the Holder gives to the Trustee written notice of such continuing Event of Default;

         (ii) the Majority Holders have made a written request to the Trustee to pursue the remedy;

         (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expenses;

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request;

         (v)  the Event of Default has not been waived or cured; and

         (vi) the Trustee has received no contrary direction from the Majority Holders during such 60-day period.

    (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7   Rights of Holders to Receive Payment.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8   Collection Suit by Trustee.

    If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.9   Trustee may File Proofs of Claim.

    (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

    (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST, to the Trustee for the amounts due under Section 7.7;

         SECOND, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

         THIRD, to the Servicer for any unpaid Allowed Expenses owed to or incurred by it with respect to the Contracts; and

         FOURTH, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11  Undertaking for Costs.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, or a suit by the Majority Holders.

Section 6.12  Stay, Extension or Usury Laws.

    The Company agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefits or advantage of any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, or which may affect the covenants or performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of any such power as though no such law has been enacted.


                                    ARTICLE SEVEN

                                       TRUSTEE

Section 7.1   Duties of Trustee.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in the exercise of such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (b) Except during the continuance of an Event of Default known to the Trustee:

        (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it from the Majority Holders relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

        (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

    (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

    (f) The Trustee shall not be liable for any action or omission taken by or not taken by the Servicer of any kind or nature.

Section 7.2   Rights of Trustee.

    (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in reliance on such Certificate or Opinion, in the absence of bad faith on its part.

    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

    (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit.

    (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

Section 7.3   Individual Rights of Trustee.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4   Trustee's Disclaimer.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the sale of the Notes and shall not be responsible for any statement (i) in the Notes, other than its certificate of authentication, or (ii) in any prospectus used in the sale of the Notes, other than statements provided in writing by the Trustee for use in such prospectus.

Section 7.5   Notice of Default.

    If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Event of Default within 90 days after it obtains actual knowledge thereof. Except in the case of an Event of Default resulting from the failure to pay principal or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of the directors and/or Responsible Officers of the Trustee in good faith determines that withholding notice is in the interests of Holders.

Section 7.6   Reports by Trustee to Holders.

    (a) Within 60 days after each December 31 beginning with December 31, 1996, the Trustee shall, to the extent required by TIA Section 313(a), mail to each Holder a brief report dated as of such December 31 that complies with TIA Section 313(a). The Trustee shall also, to the extent required by TIA Section 313(b), comply with TIA Section 313(b)(1) and (2).

    (b) If this Indenture is qualified with the SEC under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each national securities exchange on which the Notes are listed, to the extent required by the TIA. The Company shall notify the Trustee if and when the Notes are listed on any national securities exchange (as defined in the Exchange Act) or quoted on the National Association of Securities Dealers Automated Quotation system.

Section 7.7   Compensation and Indemnity.

    (a) (i) The Company shall pay to the Trustee from time to time as compensation for its services the amounts set forth on the Trustee's Fee Schedule attached hereto as EXHIBIT C, as may be agreed upon from time to time by the Trustee and the Company. In addition, the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it, as set forth in Exhibit C. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

         (ii) The Company and SCH shall indemnify and hold harmless the Trustee and its successors and their respective officers, directors, employees, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including the costs and expenses of defending itself), expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Trustee and such other Persons, in connection with the performance by the Trustee of its duties hereunder. The Trustee and such other Persons shall notify the Company and SCH promptly of any claim for which it or they may seek indemnity, but failure to so notify the Company and SCH shall not relieve the Company or SCH of their obligations hereunder. Neither the Company nor SCH shall be required to pay for any settlement made without their consents, such consents not to be unreasonably withheld. Neither the Company nor SCH shall be required to reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any such other Person through the Trustee's or such other Person's gross negligence or bad faith.

    (b) The obligations set forth in this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

    (c) When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.1(6) or (7), the expenses and the compensation for the services are intended to constitute expenses of administration under any

Bankruptcy Law.

Section 7.8   Replacement of Trustee.

    (a) The Trustee may resign at any time upon 30 days prior written notice to the Company. The Majority Holders may remove the Trustee at any time upon 30 days prior written notice to the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

         (i)  the Trustee fails to comply with Section 7.10;

         (ii) the Trustee is adjudged a bankrupt or an insolvent; or

         (iii) a receiver or other public officer takes charge of the Trustee or its property.

    (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of the Trustee shall not be effective until a successor Trustee has been appointed and has assumed the responsibilities of Trustee hereunder.

    (c) A successor Trustee shall deliver a written acceptance of this appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee. Upon delivery of such written acceptance, the resignation or removal of the retiring Trustee shall become effective and the retiring Trustee shall cease to be Trustee hereunder and shall be discharged from any responsibility or obligations for actions taken by any successor Trustee. The successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

    (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    (e) If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.9   Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $1 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11  Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12  Withholding Taxes.

     Whenever it is acting as a Paying Agent for the Notes, the Trustee shall comply with all requirements of the Internal Revenue Code of 1986, as amended (or any successor or amendatory statutes), and all regulations thereunder, with respect to the withholding from any payments made on such Notes of any withholding taxes imposed thereon and with respect to any reporting requirements in connection therewith.


                                    ARTICLE EIGHT

                                DISCHARGE OF INDENTURE

Section 8.1   Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect, except as to surviving rights of transfer or exchange of Notes herein expressly provided for, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

    (1)   either

          (A) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) have been delivered to the Trustee for cancellation; or

          (B) all such Notes not theretofore delivered to the Trustee for cancellation

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, the principal at Stated Maturity of such Notes, or the applicable Redemption Price with respect thereto upon redemption;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Sections 7.7 and 8.3 shall survive.

Section 8.2   Application of Trust Money.

     All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee shall be directed by Company Order, to the Persons entitled thereto, of the principal at Stated Maturity, or the Redemption Price, of the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 8.3   Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or securities held by them at any time in excess of the amounts needed to pay and discharge the Notes in full. The Trustee and the Paying Agent shall pay the Company upon request for any money or securities held by them for the payment of principal or interest that remains unclaimed for two years. After such payment to the Company, Holders entitled to such funds must look to the Company for the payment of such unclaimed principal or interest.

                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1   Without Consent of Holders.

     (a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

          (ii) to effect a merger or consolidation in conformance with
     Section 5.9(iv);

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iv) to make any change that does not materially adversely affect the rights of any Holder; or

          (v) to modify or add to the provisions of this Indenture to the extent necessary to qualify it under the TIA or under any similar federal statute hereafter enacted.

     (b) The Trustee may waive compliance by the Company with any provisions of this Indenture or the Notes without notice to or consent of any Holder if the waiver does not materially adversely affect the rights of any Holder.

Section 9.2   With Consent of Holders.

     (a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Majority Holders. The Majority Holders may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Holder. However, without the consent of each Holder adversely affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

               (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (ii) reduce the rate of or extend the time for payment of interest on any Note;

               (iii) reduce the principal of or extend the Stated Maturity of any Note; or

               (iv) make any Note payable in money other than that stated in the Note.

     (b) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment. The Trustee may in its discretion determine whether or not any Notes would be adversely affected, materially or otherwise, by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

Section 9.3   Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.4   Revocation and Effect of Consents.

     (a) A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of a Note.
The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clause (ii), (iii),
(iv) or (v) of Section 9.2(a). In that case the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.5   Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note concerning the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.

Section 9.6   Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until such amendment or supplement is approved by the Chairman of the Board, President or any Vice President of the Company or any other officer of the Company customarily performing functions similar to those performed by any of the above designated officers, and such approval shall evidence the Company's determination that such amendment, supplement or waiver is authorized pursuant to this Article.

                                     ARTICLE TEN

                                 MEETINGS OF HOLDERS

Section 10.1  Purposes for Which Meetings may be Called.

     A meeting of Holders may be called for the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive or to consent to the waiving of any Event of Default hereunder and its consequences;

     (b) to remove the Trustee, appoint a successor Trustee or apply to a court for a successor Trustee;

     (c)  to consent to the execution of a supplemental indenture; or

     (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under this Indenture, or authorized or permitted by law, or (ii) which the Trustee deems necessary or appropriate in connection with the administration of the Indenture.

Section 10.2  Manner of Calling Meetings.

     (a) The Trustee may call a meeting of Holders to take any action specified in Section 10.1. Notice setting forth the time and place of, and the action proposed to be taken at, such meeting shall be mailed by the Trustee to the Company and to the Holders not less than ten or more than 60 days prior to the date fixed for the meeting.

     (b) Any meeting shall be valid without notice if the Holders of all Notes are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes, and if the Company and the Trustee are either present and not objected to holding the meeting without notice or have, before or after the



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

meeting, waived notice.

Section 10.3  Call of Meetings by Company or Holders.

     In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Outstanding Notes shall have requested in writing that the Trustee call a meeting of Holders to take any action specified in Section 10.1, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place for such meeting and may call such meeting by mailing notice thereof.

Section 10.4  Who may Attend and Vote at Meetings.

     To be entitled to vote at any meetings of Holders, a person shall (a) be a Holder, or (b) be a person appointed by an instrument in writing as proxy for a Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and the Company and their counsel.

Section 10.5 Regulations may be Made by Trustee; Conduct of the Meeting; Voting Rights.

     (a) The Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, to prove the registered holding of Notes, the appointment of proxies, and other evidence of the right to vote, to fix a record date and to provide for such other matters concerning the conduct of the meeting as it shall deem appropriate.

     (b) At any meeting each Holder or proxy thereof shall be entitled to one vote for each $1,000 principal amount of Notes registered in such Holder's name; provided, however, that the Company shall not be entitled to vote with respect to any Notes held of record by it. At any meeting of Holders, the presence of persons holding or representing any number of Notes shall be sufficient for a quorum.

Section 10.6 Exercise of Rights of Trustee or Holders may not be Hindered or Delayed by Call of Meeting.

     Nothing in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any rights conferred upon or reserved to the Trustee or to the Holders by this Indenture or the Notes.

Section 10.7  Evidence of Actions by Holders.

     Whenever the Holders of a specified percentage in aggregate principal amount of the Notes may take any action, the fact that the Holders of such percentage have acted may be evidenced by (a) instruments of similar tenor executed by Holders in person or by attorney or written proxy, or (b) the Holders voting in favor thereof at any meeting of Holders called and held in accordance with the provisions of this Article, or (c) by a combination thereof. The Trustee may require proof of any matter concerning the execution of any instrument by a Holder or the Holder's attorney or proxy as it shall deem necessary.

                                    ARTICLE ELEVEN

                                    MISCELLANEOUS

Section 11.1  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed on any Person by Sections 310 through 317, inclusive, of the TIA, the duties imposed under such Sections of the TIA shall control.

Section 11.2  Notices.

     (a) Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

if to the Company:       Sovereign Credit Finance I, Inc.
                         4015 Beltline Road, Building B
                         Dallas, Texas  75244
                         Attn:  A. Starke Taylor, III, President

if to SCH:               Sovereign Credit Holdings, Inc.
                         4015 Beltline Road, Building B
                         Dallas, Texas  75244
                         Attn:  A. Starke Taylor, III, President

if to the Trustee:       Sterling Trust Company
                         4547 Lake Shore Drive
                         Waco, Texas  76710
                         Attn:  President

if to the Servicer:      Sovereign Associates, Inc.
                         4015 Beltline Road, Building B
                         Dallas, Texas  75244
                         Attn:  A. Starke Taylor, III, President

     (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices



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

or communications.

     (c) Any notice or communication mailed to a Holder shall be mailed first class, postage prepaid to such Person at such Person's address as it appears on the Note Register of the Registrar and shall be sufficiently given to such Person if so mailed within the time prescribed. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

     (d) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3  Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

Section 11.4  Certificate and Opinion as to Conditions Precedent.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     (b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.



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

Section 11.5  Rules by Paying Agent and Registrar.

     The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.6  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of Texas. If a Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

Section 11.7  Governing Law.

     The laws of the State of Texas shall govern this Indenture and the Notes.

Section 11.8  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.9  No Recourse Against Others.

     No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director, agent or employee of the Company or the Servicer or of any predecessor or successor of the Company or the Servicer with respect to the obligations of the Company or the Servicer with respect to the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, and all such liability is waived and released by the Trustee and all Holders.

Section 11.10 Successors.

     All agreements of the Company and the Servicer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11 Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12 Severability.

     If any provision of this Indenture is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Indenture, such provision shall be fully severable; this Indenture shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Indenture; and the remaining provisions of this Indenture shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Indenture. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Indenture a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid, and enforceable.

Section 11.13 Headings.

     The headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Indenture or to affect the meaning or interpretation of this Indenture in any way.

                                    ARTICLE TWELVE

                                AGREEMENTS OF SERVICER

Section 12.1  General.

     (a) The Servicer agrees that all covenants, representations and warranties made by the Servicer in the Servicing Agreement with respect to the Contracts shall also be for the benefit of the Trustee and the Holders.

     (b) In carrying out its servicing obligations with respect to the Contracts, the Servicer agrees that it will use its customary and usual procedures in servicing motor vehicle retail installment contracts and obligations and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts serviced by it for its own account. After the execution and delivery of this Indenture, the Servicer shall deliver to the Company and the Trustee a list of officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, which list shall from time to time be updated by the Servicer on request of the Trustee or the Company. The Servicer shall take all actions that are necessary or desirable to maintain continuous perfection and priority of the security interests granted by the Obligors in the Financed Vehicles, including, but not limited to, obtaining the execution by the Obligors on, and the filing of, all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Obligors under the respective Contracts.

Section 12.2  Master Collections Account.

     (a) The Servicer shall maintain, in its name, at a depository institution (which may be the Trustee), a lock box account (the "Master Collections Account"). The Master Collections Account shall be an Eligible Account. The Company, the Trustee and each Holder acknowledges that the proceeds from the Contracts deposited into the Master Collections Account may be commingled with the proceeds of other motor vehicle retail installment contracts and obligations serviced by the Servicer. The Servicer shall give the Trustee and the Company at least five Business Days' written notice of any change in the location of the Master Collections Account and any related account identification information.

     (b) The Servicer agrees to direct all Obligors to remit all collections and payments directly to, or otherwise cause all payments on the Contracts to be deposited in, the Master Collections Account. The Servicer agrees and covenants to provide payment books to all Obligors with remittance instructions directing all payments to be remitted directly to the Master Collections Account and that all cash, checks, notes, drafts and other items which it otherwise receives and which are attributable to the Contracts shall be promptly deposited into the Master Collections Account. The Servicer shall likewise deposit in the Master Collections Account within two Business Days of receipt all Liquidation Proceeds and Insurance Proceeds. The Servicer shall cause to be transferred to the Operating Account, at least weekly, all funds in the Master Collections Account that are attributable to the Contracts.

     (c) The Servicer shall maintain detailed accounting books and records adequate to determine the respective shares of the funds deposited to the Master Collections Account (and any income earned thereon as determined by any allocation method deemed reasonable by the Servicer) attributable to each motor vehicle retail installment contract or obligation, including each Contract, serviced by the Servicer.

Section 12.3  Servicer Acting as Custodian.

     The Servicer acknowledges that any collections or proceeds from the Contracts in the Master Collections Account, or otherwise in the possession or control of the Servicer, are the Company's property. In holding such proceeds and collections, the Servicer agrees to act as custodian and bailee of the Company and the Additional Lender, if any, at all times.

Section 12.4  Records.

    The Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Contracts at its office in Dallas, Texas, or at the office of any party with whom the Servicer may subcontract for the performance of its duties and obligations arising under the Servicing Agreement and this Indenture. Within 15 days after the change in the servicing office where such data is located, the Servicer shall give the Trustee notice of the location of the new servicing office of the Servicer or its subcontractor. The Servicer shall give the Trustee access to all data (including, without limitation, computerized records) at all reasonable times.

Section 12.5  Payment of Fees and Expenses of Trustee.

    (a) The Servicer shall, if the Company does not so pay, pay the fees and expenses of the Trustee under the Indenture as such fees and expenses become payable from time to time pursuant to Section 7.7 of this Indenture. The Servicer shall be entitled to seek reimbursement for such fees and expenses from any funds of the Company.

    (b) Prior to the termination of this Indenture, the obligations of the Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which Servicer has or may have against the Company or the Trustee, whether in respect of this Indenture, any Contract, or otherwise.

Section 12.6  Servicing Compensation.

    As compensation for the performance of its obligations under the Servicing Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive payment of the Servicing Fees from the Company, out of amounts available for that purpose in the Operating Account. Payment of such Servicing Fees shall be conditioned upon the availability in the Operating Account of amounts intended for such purpose after satisfaction of all higher priority applications of such funds under Section 4.1(f), any deficiency being carried over and not payable (without accountability for interest) until sufficient amounts become available for that purpose in the Operating Account. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses and can be reimbursed out of related Liquidation Proceeds.

Section 12.7  Realization upon Defaulted Contracts.

    In accordance with the servicing procedures specified in the Servicing Agreement, the Servicer shall repossess, or otherwise comparably convert the ownership of, any Financed Vehicle securing a Defaulted Contract and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Servicing Agreement. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for responsible holders of retail installment sales contracts and obligations and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or other proceedings with respect to any Defaulted Contract, may commence and prosecute any judicial proceedings in respect of such Contract in its own name, or if the Servicer deems it necessary, in the name of the Company, on behalf of the Company. The Servicer's obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the Liquidation Proceeds of the related Contract, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract, provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Section 12.8  Collecting Title Documents Not Delivered at the Closing Date.

    (a) If the Title Document for a Financed Vehicle does not reflect the Company as lienholder at the time of the Company's purchase direct from a Dealer of the related Contract, the Servicer shall confirm, prior to the Company's purchase, that an appropriate application has been made to transfer the lien on the Title Document to the Company. If the Title Document for a Financed Vehicle reflects the Servicer as lienholder at the time of the Company's purchase of the related Contract, the Servicer shall, in connection with the Company's purchase, make an appropriate application to transfer the lien on the Title Document to the Company.

    (b) In the case of any Contract in respect of which the Title Document for the related Financed Vehicle showing the Servicer as first lienholder has been applied for in connection with the purchase of the Contract, the Servicer shall use reasonable efforts to obtain such Title Document and promptly upon receipt thereof to make application for the transfer of the lien noted thereon to the Company. In the case of any Contract in respect of which the Title Document for the related Financed Vehicle showing the Company as first lienholder has been applied for in connection with the purchase of the Contract or thereafter, the Servicer shall use reasonable efforts to obtain such Title Document and to deliver it to the Company (or other Person appointed as custodian for the Contract Documents) as promptly as possible. If such Title Document showing the Company as first lienholder is not received by the Company (or custodian) within 120 days after the Purchase Date, then the representation and warranty in Section 12.16 in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Holders.

    (c) The Servicer shall deliver to the Trustee on a monthly basis a listing of Contracts which as of the date prior to such delivery do not show the Servicer or the Company as first lienholder on the Title Documents for such Contracts.

    (d) Any fees charged for the transfer of liens on the Title Documents for the Financed Vehicles into or out of the Company's name shall be paid by the Company as an Allowed Expense.

Section 12.9  Purchase of Eligible Contracts.

    (a) Eligible Contracts shall be purchased on behalf of the Company by the Servicer (or its subcontractors) pursuant to the terms of the Servicing Agreement and this Indenture. In carrying out its purchase obligations, the Servicer agrees that it will use its customary and usual procedures in purchasing motor vehicle retail installment contracts (and obligations) and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts (and obligations) purchased by it for its own account. The Company and the Servicer shall agree from time to time as to which Eligible Contracts are to be purchased by the Company from or through Servicer. The purchase prices for any such purchases shall be payable from the funds in the Operating Account. On or prior to each Report Date, the Company and the Servicer shall deliver to the Trustee the Monthly Report of the Company and the Servicer which shall set forth the following:

         (i) information regarding the terms and conditions of each Eligible Contract (and the related Financed Vehicle) for which the purchase price was paid by the Company during the month covered by the Monthly Report, including at least the following: the number assigned to such Contract by the Servicer, the name of the Obligor, the purchase price paid by the Company for such Contract, the dealer's sales price for the Financed Vehicle (in the case of a vehicle sale), the vehicle identification number for the Financed Vehicle, the date on which the Contract was originated by the motor vehicle dealer selling or leasing the Financed Vehicle, the number of unpaid installments (or term), and the aggregate unpaid installments (including lease payments) in dollar amount;

         (ii) a confirmation of the accuracy of the representations and warranties set forth in Section 12.16 of this Indenture with respect to such Contracts;

         (iii) a confirmation that the Servicer has performed all of its obligations under the Servicing Agreement with respect to such Contracts, that there is no Event of Default under this Indenture and that such Contracts conform to the purchasing criteria set forth in the Servicing Agreement and in EXHIBIT A attached hereto;

         (iv) a confirmation that the fair value of the Contracts purchased during the month covered by the Monthly Report is at least equal to the purchase price paid therefor by the Company;

         (v) a confirmation of the month-ending balance in the Operating Account and that the funds remaining in the Operating Account will be sufficient to pay the interest owing on the Notes on the next Payment Date and any anticipated Allowed Expenses during the current month;

         (vi) a confirmation that the provisions of Section 5.9(vii) of this Indenture requiring the Company and the Servicer to obtain all necessary licenses, permits and governmental approvals in any jurisdiction related to the Eligible Contracts covered by the Monthly Report have been satisfied; and

         (vii) such other information reasonably requested by the Trustee.

    (b) The Company acknowledges that the Servicer also purchases motor vehicle retail installment contracts (or obligations) on behalf of various other parties. Servicer agrees that any motor vehicle retail installment contracts (or obligations) purchased by it shall be assigned to the various parties for which the Servicer purchases such contracts, including the Company, on a basis which takes into account the respective periods of time the purchasing parties have been in existence, the cost of the available contract package, the amount of their unexpended funds, and the need to diversify their holdings.

    (c) The purchase price payable by the Company for each Contract shall equal the actual out-of-pocket price payable by the Servicer for the purchase of the Contract (inclusive of any incentives paid to dealers on a per Contract basis, such as a volume bonus). Notwithstanding the foregoing, with respect to any Contract which has been purchased by the Company from the Servicer or any of its Affiliates and for which the Servicer or such Affiliate has received one or more installments from the Obligor prior to the purchase of the Contract by the Company and is retaining such installments for its own account rather than transferring them to the Company's account, the purchase price payable by the Company shall be determined to provide the Company an internal rate of return on its investment in the Contract from the remaining unpaid installments equal to the original purchaser's initial internal rate of return on its investment in the Contract, as of its purchase from the originating dealer, assuming in both cases that the Contract was paid in full in accordance with its scheduled installments. In addition, no Contract purchased by the Company from the portfolio of the Servicer or any of its Affiliates may be in default at the time of purchase by the Company or have violated the purchasing criteria set forth in EXHIBIT A attached hereto (with all references to the Company deemed to refer to the Servicer or such Affiliate) or in the Servicing Agreement at the time of its purchase by the Servicer or such Affiliate.

    (d) Servicer and the Company may amend the purchasing criteria set forth in the Servicing Agreement with the exception of the purchasing criteria set forth on EXHIBIT A to this Indenture, for which the prior written consent of the Trustee or the Majority Holders must be obtained.

    (e) Without the prior consent of the Trustee, neither the Servicer nor the Company shall make any payments or withdrawals from funds in the Operating Account for the purchase of any Contracts during the continuance of an Event of Default.

Section 12.10 Reporting by the Servicer.

    On or prior to each Report Date, the Servicer shall render to the Trustee the Monthly Report in respect of the immediately preceding Collection Period, which shall set forth the following:

    (a) A confirmation that all proceeds (including all written installments, Full Prepayments, Net Liquidation Proceeds or Net Insurance Proceeds) received by Servicer during such Collection Period and attributable to the Contracts (and any related Financed Vehicles) owned by the Company have been deposited into the Master Collections Account;

    (b) A confirmation that all funds that were deposited into the Master Collections Account during such Collection Period and that were attributable to the Contracts and related Financed Vehicles owned by the Company have been transferred to the Operating Account;

    (c) Attached to the Monthly Report should be detailed collection, receivables and delinquency reports listing, by Contract, the proceeds received and applied for each Contract during such Collection Period and deposited in the Master Collections Account (including any Net Liquidation Proceeds and Net Insurance Proceeds and any prepayments by Obligors) and the unpaid installment balance and the past due installments as of the end of the Collection Period for each Contract;

    (d) Attached to the Monthly Report should be a detailed repossession, liquidation and loss report listing, by Contract, Contracts assigned for repossession, the repossessions of Financed Vehicles, the sales of repossessed Financed Vehicles and resulting proceeds, any Net Insurance Proceeds and any other Net Liquidation Proceeds during the Collection Period; and

    (e) Any other information relating to the Contracts reasonably requested by the Trustee.

Section 12.11 Annual Accountants' Reports.

    On or before 120 days after the end of each fiscal year of the Servicer, the Servicer and the Company shall deliver to the Trustee separate reports, prepared by a firm of independent accountants selected by the Servicer and the Company, that (i) they have examined the balance sheets of the Servicer and the Company as of the last day of said fiscal year and the related statements of operations, retained earnings and changes in financial position for such fiscal year and have issued an opinion thereon, specifying the date thereof, (ii) they have also examined certain documents and records relating to the Contracts, (iii) their examination as described under clauses (i) and
(ii) above was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and
(iv) their examinations described under clause (i) and (ii) above disclosed no exceptions which, in their opinion, were material, relating to such Contracts, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material.

Section 12.12 Representations and Warranties Concerning the Servicer.

    The Servicer represents and warrants to the Company and the Trustee as follows:

    (a) The Servicer (i) has been duly organized and is validly existing and in good standing as a corporation organized and existing under the laws of the State of Texas, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Indenture.

    (b) The execution and delivery by the Servicer of this Indenture are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Indenture, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the charter or bylaws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

    (c) The Servicer is not required to obtain the consent of any other party or consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Indenture.

    (d) This Indenture has been duly executed and delivered by the Servicer and the provisions of Article Twelve hereof constitute legal, valid and binding covenants enforceable against the Servicer in accordance with their terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally).

    (e) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by the Servicing Agreement or this Indenture.

Section 12.13 Corporate Existence; Status as Servicer; Merger.

    (a) The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Texas, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents, this Indenture and the Servicing Agreement.

    (b) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any person unless the corporation formed by such consolidation or into which the Servicer has merged or the person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety is an entity organized and existing under the laws of the United States or any state or the District of Columbia and executes and delivers to the Company and the Trustee an agreement in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and the Servicing Agreement.

Section 12.14 Performance of Obligations.

    (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Indenture and the Servicing Agreement.

    (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

Section 12.15 The Servicer Not to Resign; Assignment.

    (a) The Servicer shall not resign from the duties and obligations hereby imposed on it unless, by reason of change in applicable legal requirements, the continued performance by the Servicer of its duties under this Indenture would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition. No such resignation shall become effective unless and until a new industry qualified servicer acceptable to the Company is willing to service the Contracts and enters into a servicing agreement with the Company in form and substance substantially similar to the Servicing Agreement and assumes, pursuant to a written instrument reasonably satisfactory to the Trustee, the obligations and duties of the Servicer arising under this Indenture. No such resignation shall affect the obligation of the Servicer to repurchase any Contract pursuant to Section 12.17.

    (b) The Servicer may not assign this Indenture or the Servicing Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign this Indenture and the Servicing Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 12.13(b), and provided further that the Servicer may contract with industry qualified third parties for the performance of its duties under the Servicing Agreement and this Indenture, except that any such contract shall not relieve the Servicer from liability for its obligations under the Servicing

Agreement and this Indenture.

Section 12.16 Representations and Warranties as to the Contracts.

    With respect to each Contract, the Servicer represents and warrants to the Company, effective as of the Purchase Date for such Contract, which representations and warranties shall be reaffirmed by delivery of the Assignment for such Contract signed by the Servicer, as follows:

    (a) All of the representations and warranties with respect to the Servicer set forth in Section 12.12 continue to be true and correct;

    (b) In acting with respect to each Contract, Servicer shall comply in all material respects with, all applicable Federal, state and local laws, regulations and official rulings;

    (c) Each Contract (i) shall have been originated in the United States of America by a dealer for the retail sale or lease of a Financed Vehicle in the ordinary course of such dealer's business, shall have been fully and properly executed by the parties thereto and shall have been validly assigned by such dealer to Servicer in accordance with its terms, (ii) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of Servicer or the Company in the Financed Vehicle, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall provide for, in the event that such Contract is prepaid, a prepayment that fully pays the principal balance, (v) met at the time of its purchase from the originating dealer in all material respects all purchasing criteria set forth on EXHIBIT A attached hereto and in the Servicing Agreement, and (vi) shall not be a Defaulted Contract.

    (d) (i) The Title Document for the related Financed Vehicle shows (or if a new or replacement Title Document is applied for with respect to such Financed Vehicle, the official receipt from the responsible state or local governmental authority indicating that an application has been made and that the Title Document, when issued, will show) the Servicer or the Company as the holder of a first priority security interest in such Financed Vehicle,
(ii) within 120 days after the Purchase Date for the Contract relating to the Financed Vehicle, the Title Document for such Financed Vehicle will show the Company as the holder of a first priority security interest in such Financed Vehicle, and (iii) the Company, upon delivery of the Assignment, will have a valid and enforceable security interest in the Financed Vehicle to the same extent as the security interest of the Person named as the original secured party under the related Contract.

    (e) Each dealer from whom the Contract is purchased shall be required to represent and warrant that each Contract and the sale or lease of the Financed Vehicle shall have complied at the time it was originated in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including without limitation, usury laws, the Federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer laws and equal credit opportunity and disclosure laws.

    (f) Each Contract shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally.

    (g) No provision of a Contract shall have been waived, amended or modified, except as disclosed in writing by Servicer.

    (h) No right of rescission, set off, counterclaim, or defense shall have been asserted or threatened with respect to any Contracts.

    (i) The Assignment constitutes an enforceable sale and transfer of the Contract from the Servicer (or other Person from whom the Contract is purchased) to the Company and it is the intention of the Servicer that the beneficial interest in and title to the Contracts not be part of Servicer's estate in the event of the filing of a bankruptcy petition by or against Servicer under bankruptcy law.

    (j) Immediately prior to the Assignment herein contemplated, Servicer (or other Person from whom such Contract is purchased by the Company) had good and marketable title to each Contract free and clear of all liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof pursuant to the Assignment, the Company shall have good and marketable title to each Contract, free and clear of all liens, encumbrances, security interest, and right of others.

    (k) No Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract to the Company or the Trustee would be unlawful, void, or voidable.

Section 12.17 Purchase of Certain Contracts.

    (a)  The representations and warranties of the Servicer set forth in
Section 12.16 with respect to each Contract shall survive delivery of the Contract Documents to the Company and shall continue so long as such Contract remains outstanding. Upon discovery by the Company, the Servicer or the Trustee that any of such representations or warranties was incorrect as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or the Servicer or contains a material defect or has not been received by the Company, the party making such discovery shall give prompt notice to the Trustee (other than in cases where the Trustee has given notice thereof) and to the other party (or parties in cases where the Trustee has given notice thereof). If any such defect, incorrectness or omission materially and adversely affects the interest of the Holders in and to the related Contracts, the Servicer shall, within 90 days after discovery thereof or receipt of notice thereof, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which the representation or warranty was incorrect as of the time made. If the Servicer is unable to do so, it shall purchase such Contract from the Company through a deposit into the Master Collections Account no later than the end of the calendar month after which such 90-day period expired of an amount equal to the product of (x) the Price/Payments Ratio multiplied by (y) the aggregate unpaid installments on the Contract. Upon any such purchase, the Company shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Contract purchased hereunder.

    (b) It is understood that, without limiting the meaning of the term "materially and adversely affects", the interest of the Holders shall be deemed materially and adversely affected if (i) the Company, the Trustee or any of such Holders are put under any obligation to pay any other Person any sum of money as a result of a defect or misrepresentation described in subsection (a) above, or (ii) the Trustee or the Majority Holders, acting reasonably, determine, by written notice to the Company, that such defect or misrepresentation materially and adversely affects the interests of the Holders in and to a Contract.

Section 12.18 Indemnification.

    Servicer hereby indemnifies and holds harmless Trustee and its successors and their respective officers, directors, employees, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Trustee or its successors, or their respective officers, directors, employees, agents or attorneys, due to (i) any breach by Servicer of its representations, warranties or covenants provided for in the Servicing Agreement or this Indenture, or (ii) any action or inaction of Servicer, or through Servicer, in any way relating to, or arising out of, the Servicing Agreement or this Indenture, any and all transfers or assignments of the Contracts, or any of the transactions contemplated herein or therein or the creation or collection or enforcement of any of the Contracts. Servicer, however, does not assume the risk of uncollectibility and does not indemnify Trustee and/or its successors, or their officers, directors, employees, agents or attorneys, against the uncollectibility of all or any part of the Contracts as against the Obligor thereof, except for uncollectibility resulting from a breach by Servicer of any warranty, representation or covenant contained herein. The indemnities contained in this Section shall survive any termination of this Indenture or the Servicing Agreement.

Section 12.19 Termination.

    The respective duties and obligations of the Servicer under this Article Twelve shall terminate upon the earlier of (i) the satisfaction and discharge of this Indenture pursuant to Article Eight, or (ii) the latest to occur of
(A) the final payment or other liquidation of the last Outstanding Contract owned by the Company, and (B) the disposition of all property acquired upon repossession or comparable conversion of any Financed Vehicle securing a Contract.

Section 12.20 Amendment.

    (a) The provisions of this Article Twelve may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any Holder, provided that such action shall not adversely affect in any material respect the interests of any Holder.

    (b) The provisions of this Article Twelve may also be amended from time to time by the Company, the Servicer and the Trustee, with the consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Article, provided, however, that no such amendment shall, without consent of each Holder, (i) alter the priorities with which any allocation of funds shall be made under this Article; (ii) deprive any such Holder of the benefit of this Indenture; or (iii) modify this Section.

    (c) Promptly after the execution of any amendment pursuant to Section 12.20(b), the Company shall cause to be sent to each Holder a notice setting forth in general terms the substance of such amendment. Any failure to do so shall not affect the validity of such amendment.

    (d) It shall not be necessary, in any consent of Holders under this Section, to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

    (e) Any amendment or modification effected contrary to the provisions of this Section shall be void.

Section 12.21 Inspection and Audit Rights.

    The Servicer agrees that, upon reasonable prior notice, it will permit any representative of the Trustee, during the Servicer's normal business hours, to examine all of the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent accountants selected by the Trustee, and to discuss the affairs, finances and accounts relating to the Contracts with the Servicer's officers, employees and independent accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the reasonable exercise by the Trustee of any right under this Section shall be borne by the Trustee and reimbursed to it by the Company under Section 7.7.

                                   ARTICLE THIRTEEN

                                  ADDITIONAL LENDER

Section 13.1  Indenture Subject to Terms of Additional Borrowing.

    In addition to the Notes, the Company intends to pursue an Additional Lender to borrow funds with which to purchase additional Contracts. The Company anticipates that any Additional Borrowings from the Additional Lender will be secured by first priority security interests in all the Contracts owned by the Company and all other assets of the Company. The provisions of this Indenture, and the rights and duties of the Company, the Servicer and the Trustee hereunder, shall at all times, anything else herein to the contrary notwithstanding, be subject to the terms and provisions of the Additional Borrowing.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                        STERLING TRUST COMPANY,
                        as Trustee



                        By:  ___________________________
                             ______________, President

Attest:

_________________________________
______________________, Secretary

                             SOVEREIGN CREDIT FINANCE I, INC.



                             By:  _______________________________
                                  A. Starke Taylor, III, President
Attest:

_________________________________
___________________, Secretary

    The undersigned Sovereign Associates, Inc. joins in this Indenture for the sole purpose of evidencing its agreement to the covenants, representations and warranties pertaining to it that are set forth in Article Twelve of this Indenture and not for the purpose of guarantying or otherwise covenanting to pay the Notes or to perform any of the Company's obligations.

                             SOVEREIGN ASSOCIATES, INC.



                             By:  ___________________________
                                  A. Starke Taylor, III, President

Attest:



______________________________
_________________, Secretary



    The undersigned Sovereign Credit Holdings, Inc. joins in this Indenture for the sole purpose of evidencing its agreement to the indemnity and hold harmless provisions pertaining to it that are set forth in Section 7.7(a)(ii) of this Indenture and not for the purpose of guarantying or otherwise covenanting to pay the Notes or to perform any of the Company's obligations.

                             SOVEREIGN CREDIT HOLDINGS, INC.



                             By:  ___________________________
                                  A. Starke Taylor, III, President

Attest:



______________________________
_________________, Secretary

THE STATE OF TEXAS )
                   )
COUNTY OF MCLENNAN )

    BEFORE ME, the undersigned authority, on this day personally appeared _____________________, President of Sterling Trust Company, a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of
______________________, 1996.



[SEAL]                       ___________________________________
                             Notary Public in and for the
                             State of Texas
                             Print Name:________________________
                             My Commission Expires:_____________



THE STATE OF TEXAS )
                   )
COUNTY OF DALLAS   )

    BEFORE ME, the undersigned authority, on this day personally appeared A. Starke Taylor, III, President of Sovereign Credit Finance I, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of
______________________, 1996.



[SEAL]                       ___________________________________
                             Notary Public in and for the
                             State of Texas
                             Print Name:________________________
                             My Commission Expires:_____________

THE STATE OF TEXAS )
                   )
COUNTY OF DALLAS   )

    BEFORE ME, the undersigned authority, on this day personally appeared A. Starke Taylor, III, President of Sovereign Associates, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of
______________________, 1996.



[SEAL]                       ___________________________________
                             Notary Public in and for the
                             State of Texas
                             Print Name:________________________
                             My Commission Expires:_____________



THE STATE OF TEXAS )
                   )
COUNTY OF DALLAS   )

    BEFORE ME, the undersigned authority, on this day personally appeared A. Starke Taylor, III, President of Sovereign Credit Holdings, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ____ day of
______________________, 1996.



[SEAL]                       ___________________________________
                             Notary Public in and for the
                             State of Texas
                             Print Name:________________________
                             My Commission Expires:_____________

                                      EXHIBIT A

                              CONTRACT PURCHASE CRITERIA

                           SOVEREIGN CREDIT FINANCE I, INC.

     The following purchasing criteria shall govern all purchases of Eligible Contracts by the Company and no Contract shall be purchased that does not materially meet such criteria.

I.   PURCHASE PRICE AND COLLATERAL RATIOS

     A. The purchase price for a Contract must involve an initial payment to the Dealer which does not exceed 140% of the average wholesale value of a Financed Vehicle plus tax, title, license and warranty (or, in the case of certain popular models, 140% of the Dealer's Cost plus tax, title, license and warranty). Average wholesale value shall be measured by the MANNHEIM
GOLD BOOK, NATIONAL AUTO RESEARCH BLACK BOOK or the NATIONAL AUTOMOBILE DEALERS USED CAR GUIDE used car market guides, or other nationally published used car market guides. If measured by the MANNHEIM GOLD BOOK, the wholesale value of a Financed Vehicle shall be adjusted upward to reflect the generally lower values provided by this publication when compared to other publications.

     B. The purchase price for a Contract must involve an initial payment to the Dealer of no more than 90% of the principal plus accrued interest (pay-off balance) of such Contract.

     C. The age of each Financed Vehicle must be 7 years or less for automobiles or 8 years or less for trucks.

     D. Miles may not exceed 100,000 for automobiles or 125,000 for trucks, unless the Dealer guarantees payments under the applicable Contract.

II.  DOWN PAYMENT RATIO

     A. Obligors on all Contracts must be required to have made a down payment (cash plus net trade-in allowance) of at least 10% of the Dealer's cost (excluding sale preparation expenses) in the Financed Vehicle.

III. CONTRACT TERMS

     A. All Contracts must have an original term of 36 months or less although 48 month terms will be permitted where the Financed Vehicle is a 1993 or later model, or where lower depreciation or stronger credit history justifies a 48 month term.

     B. No Contract may violate any applicable usury laws of any state or of the United States.

     C. Each Contract shall be in the form of industry-standard consumer automobile retail installment contracts or notes issued by the Texas Independent Automobile Dealers Association if the Contract originated in Texas or by any similar association of dealers in any other state in which the Contract originated.

IV.  CREDIT CRITERIA

     Obligors on all Contracts purchased by Company must have supplied the following credit information and meet the following requirements, and Servicer shall perform verification procedures in an industry-standard manner observing due care and procedure:

     A.   Personal reference with address and telephone number.

     B. Copy of credit application executed by Obligor which contains the necessary information to verify by telephone or otherwise the Obligor's address, employment and personal references and to obtain a credit report from a credit reporting agency.

     C.   Obligor must have a valid driver's license.

     D.   No cosigners, except immediate family members.

     E.   Obligor must be at least 18 years old.


     To the extent that, in the Servicer's good faith judgement, Contracts which do not satisfy the criteria specified in I(A) through III(A) above may be purchased for a purchase price which would be beneficial to the Company, Servicer may purchase such Contracts.

                                      EXHIBIT B

                              MONTHLY REPORT CERTIFICATE

For Month:    _________, 199__ (the "Collection Period")

Company:      Sovereign Credit Finance I, Inc.

Servicer:     Sovereign Associates, Inc.

Indenture:    Dated as of _________, 1996

Trustee:      Sterling Trust Company

I.   PURCHASING ACTIVITIES (INDENTURE, SECTION 12.9)

     A. EXHIBIT I hereto lists each Contract for which the purchase price was paid by Company during the Collection Period and includes for each Contract (and related Financed Vehicle) at least the following information:

          1.   Contract number
          2.   Name of Obligor
          3.   Purchase price paid by Company
          4.   Dealer's sales price for Financed Vehicle
          5.   Vehicle identification number (VIN) for Financed Vehicle
          6.   Origination date
          7.   Number of unpaid installments in dollar amount
          8.   Aggregate unpaid installments in dollar amount

     B.   Servicer and Company confirm with respect to such Contracts that:

          1. The representations and warranties set forth in Section 12.16 of the Indenture are accurate;

          2. The aggregate fair value of such Contracts is at least their aggregate purchase price paid by Company;

          3. Servicer has performed all of its obligations under the Servicing Agreement; there is no Event of Default under the Indenture; and the purchased contracts conform to the purchasing criteria set forth in the Servicing Agreement and Exhibit A to the Indenture; and

          4. The provisions of Section 5.9(vii) of the Indenture requiring Company and Servicer to obtain all necessary licenses, permits and governmental approvals in any required jurisdiction have been satisfied.

     C. Servicer hereby assigns and transfers to Company any such purchased Contracts for which it holds title, without recourse or warranty except as otherwise provided in the Indenture or Servicing Agreement.

     D. Servicer and Company confirm that the available funds in the Operating Account will be sufficient to pay the total interest installments due on the Notes at the next Payment Date, which amount is $_________, and anticipated Allowed Expenses during the current month.

II.  SERVICING ACTIVITIES (INDENTURE, SECTION 12)

     A.   Servicer confirms that:

          1.   All proceeds (including all installments, Full Prepayments,
     Net Liquidation Proceeds and Net Insurance Proceeds) received by it during the Collection Period attributable to Contracts (and any related Financed Vehicles) owned by Company have been deposited into the Master Collections Account;

          2. All funds that were deposited into the Master Collections Account during the Collection Period and that were attributable to the Contracts (and related Financed Vehicle) owned by Company have been transferred to the Operating Account; and

          3. A review of the activities of Servicer during the Collection Period has been made under the supervision of the officer executing this Certificate with a view to determining whether during such period Servicer has performed and observed, in all material respects, its obligations under the Indenture and the Servicing Agreement, and, to such officer's knowledge, no default by Servicer under the Indenture or the Servicing Agreement has occurred and is continuing.

     B. EXHIBIT II hereto lists, by each Contract owned by Company, the daily proceeds received from such Contracts and deposited in the Master Collections Account, including any Net Liquidation Proceeds and Net Insurance Proceeds and any prepayments by Obligors.

    C. EXHIBIT III hereto lists, as of month end, the unpaid installment balance and any past due installments for each Contract owned by Company.

     D. EXHIBIT IV hereto lists, by each Contract owned by the Company, the Contracts assigned for repossession, the repossessions of Financed Vehicles, the sales of repossessed Financed Vehicles and resulting proceeds, any Insurance Proceeds and any other Liquidation Proceeds during the month.

III. DISBURSEMENT ACTIVITIES (INDENTURE, SECTION 4.1)

     A.   Reconciliation of Operating Account

          1.   Balance of beginning of month:                          $
                                                                        ------
          2.   Total Deposits:                                         $
                                                                        ------
          3.   Withdrawals                           $
                                                      -----
               Offering Expenses:                    $
                                                      -----
               Interest on Notes:                    $
                                                      -----
               Allowed Expenses paid:                $
                                                      -----
               Contracts purchased:                  $
                                                      -----
                        Subtotal:                                      $
                                                                        -----
          4.   Balance at end of month:                                $
                                                                        -----

     B.   Allowed Expenses paid during month from Operating Account:

          1.   Servicing Fees (______ Contracts x $20):                $
                                                                        -----
          2.   Investor Administration Fees:                           $
                                                                        -----
          3.   Purchase Administration Fees
                    (Contracts x $500, or 5% of
                    installments due):                                 $
                                                                        -----
          4.   Bank Fees:                                              $
                                                                        -----
          5.   Accounting Fees:                                        $
                                                                        -----
          6.   Legal Fees:                                             $
                                                                        -----
          7.   Income Taxes:                                           $
                                                                        -----
          8.   Corporate Franchise Taxes:                              $
                                                                        -----
          9.   Trustee Fees:                                           $
                                                                        -----
          10.  Liquidation Expenses:                                   $
                                                                        -----
          11.  Vehicle Warranty Repair Service Contracts:              $
                                                                        -----
          12.  Repossession Fees (Repossessions x $125):               $
                                                                        -----
                    Total:                                             $
                                                                        -----

     C.   Company confirms that:

          1. All withdrawals and payments from the Operating Account during the month conformed to the requirements of the Indenture;

IV.  INTEREST PAYMENTS ON NOTES (INDENTURE, SECTION 5.1)

     A. EXHIBIT V hereto sets forth a listing of the interest and any principal payable to each Holder on the next Payment Date. The Company certifies that computation of interest has been made in conformance with the Indenture.

     All capitalized terms used herein and not otherwise herein defined shall have the same meaning as set forth in the Indenture.

     Company and Servicer certify that, to the best of their knowledge, the foregoing and attached information is true and correct.

     Dated:    ___________________, 199__.

                         SOVEREIGN ASSOCIATES, INC.



                         By:
                              --------------------------------
                              A. Starke Taylor, III, President

                         SOVEREIGN CREDIT FINANCE I, INC.




                         By:
                              --------------------------------
                              A. Starke Taylor, III, President

EXHIBITS       DESCRIPTION
--------       -----------

I              Purchased Contract Information
II             Daily Contract Collections Journal
III            Contract Receivables Report
IV             Repossession and Liquidation Report
V              Holder Interest Report

                                      EXHIBIT C

                                    TRUSTEE'S FEES

                           Sovereign Credit Finance I, Inc.
                                        Notes
                                 Due October 15, 2000


Acceptance Fee (payable upon execution
    of Indenture)                              $ 7,000.00

Annual Administration Fee
    (billed quarterly)                         $ 7,500.00

Paying Agent/Registrar Services                $     4.00 per year
                                                       per Note
Interest Checks                                $     1.00 per month
                                                       per Note
Note Register Revisions, Transfers,
    Exchanges and Replacement Notes            $    10.00 each

Expedited Deliveries (per delivery, in
    addition to out-of-pocket)                 $    10.00 each

All out-of-pocket expenses such as postage, overnight mail costs, etc. will be billed at cost to the Company. The Trustee understands that the closing of the Note issuance will be completed in Dallas and there will not be any travel expenses charged to the Company. If Trustee's duties are modified beyond a DE MINIMUS extent, Trustee reserves the right to reevaluate its fees.





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